Exhibit 10.128(u)

EXECUTION COPY

SERVICING AGREEMENT

by and among

First Investors Auto Owner Trust 2006-A

as Issuer

Wells Fargo Bank, National Association

as Back-up Servicer, Indenture Trustee and Custodian

and

First Investors Servicing Corporation

as Servicer

Dated as of

January 26, 2006

ARTICLE I	DEFINITIONS	2

1.01.	Defined Terms	2

ARTICLE II	ADMINISTRATION AND SERVICING OF CONTRACTS	3

2.01.	Appointment and Duties of the Back-up Servicer and the Servicer	3
2.02.	Collection of Contract Payments; Defaulted Contracts; Reporting Obligations	6
2.03.	Realization Upon Contracts	8
2.04.	Physical Damage Insurance	9
2.05.	Maintenance of Security Interests in Financed Vehicles and Contracts	9
2.06.	Covenants of Servicer; Notices	10
2.07.	Repurchase of Contracts by Seller and Depositor Upon Breach	11
2.08.	Monthly Servicing Fee; Back-up Servicing Fee	11
2.09.	Annual Statement as to Compliance	11
2.10.	Financial Statements; Annual Servicing Review	12
2.11.	Costs and Expenses	13
2.12.	Responsibility for Insurance Policies; Processing of Claims Under Insurance Policies; Daily Records and Reports	14
2.13.	Delivery of Documents to Custodian	14
2.14.	Maintenance of Copies of Documents by the Servicer	15
2.15.	Possession of Servicer Files	16
2.16.	Processing of Information	16
2.17.	Warranties, Representations and Covenants With Respect to Compliance with Law and Enforcement	16
2.18.	Standard of Care	16
2.19.	Records	17
2.20.	Inspection	17
2.21.	Enforcement	18
2.22.	Payment in Full on Contract	19
2.23.	Duties of Back-up Servicer	19
2.24.	Assumption of Duties by Back-up Servicer	20
2.25.	Errors and Omissions Insurance	21
2.26.	Responsibilities of Back-up Servicer and Servicer	21
2.27.	Re-Liening	22
2.28.	Repurchase by Servicer Upon Breach	23
2.29.	Liability of Successor Servicer	23

ARTICLE III	ACCOUNTS; COLLECTIONS	24

3.01.	Accounts	24
3.02.	Collections	24
3.03.	Collection Account and Acknowledgment Letter	24

ARTICLE IV	REPRESENTATIONS AND WARRANTIES	24

4.01.	Representations and Warranties of the Servicer	24
4.02.	Representations and Warranties of the Back-up Servicer	25

4.03.	Representations and Warranties of the Issuer	26
4.04.	Survival of Representations and Warranties	27
4.05.	Merger or Consolidation of, or Assumption of the Obligations of, or Resignation of Servicer	27

ARTICLE V	DEFAULT, REMEDIES AND INDEMNITY	28

5.01.	Event of Servicing Termination	28
5.02.	Remedies	29
5.03.	Indemnity by the Servicer	32
5.04.	Procedure for Indemnification	32
5.05.	Liability of the Back-up Servicer	33
5.06.	Notification	33
5.07.	Waiver of Event of Defaults	33
5.08.	Survival	34
5.09.	Servicer and Back-up Servicer Not to Resign	34

ARTICLE VI	TERMINATION OF AGREEMENT	34

6.01.	Term	34
6.02.	Effect of Termination	34
6.03.	Transfer of Servicing	34

ARTICLE VII	MISCELLANEOUS PROVISIONS	35

7.01.	Amendment	35
7.02.	Waivers	35
7.03.	Notices	35
7.04.	Severability of Provisions	37
7.05.	Rights Cumulative	37
7.06.	No Offset	37
7.07.	Inspection and Audit Rights	37
7.08.	Powers of Attorney	38
7.09.	Assignment and Binding Effect	38
7.10.	Captions	38
7.11.	Counterparts	38
7.12.	Governing Law	38
7.13.	Parties	38
7.14.	Relationship of the Parties	38
7.15.	No Bankruptcy Petition Against the Issuer or Depositor	38
7.16.	Third Party Beneficiaries	39
7.17.	Other Agreements	39
7.18.	Purchase and Subsequent Pledge	39
7.19.	Exercise of Rights by Insurer	39
7.20.	Limitation of Liability	39

2

SERVICING AGREEMENT

This Servicing Agreement (“Servicing Agreement”) is made as of the 26th day of January, 2006, by and among First Investors Auto Owner Trust 2006-A, a Delaware statutory trust, as issuer (the “Issuer”), Wells Fargo Bank, National Association, a national banking association, as back-up servicer (in such capacity, the “Back-up Servicer”), as custodian (in such capacity, the “Custodian”) and as indenture trustee (in such capacity, the “Indenture Trustee”) and First Investors Servicing Corporation, a Delaware corporation, as servicer (the “Servicer”).

PRELIMINARY STATEMENT

WHEREAS, pursuant to the Indenture, the Issuer has issued the Notes; and

WHEREAS, the Insurer has issued the Policy to provide for the full and timely payment of all amounts of interest due on each Class of Class A Notes on any Payment Date and, on the Final Note Payment Date relating to each Class of Class A Notes, an amount equal to the outstanding principal balance of such Class of Class A Notes (after making all distributions on such Final Note Payment Date). In addition, on each Payment Date, the Insurance Policy will guarantee certain payments of principal of the Class A Notes; and

WHEREAS, First Investors Financial Services, Inc. (the “Seller”) has acquired and will acquire certain Contracts secured by Financed Vehicles and will contribute such Contracts and all related security to First Investors Auto Funding Corporation (the “Depositor”) pursuant to the Contribution Agreement of even date herewith between the Seller and the Depositor (the “Contribution Agreement”); and

WHEREAS, pursuant to the Sale and Allocation Agreement of even date herewith among the Servicer, the Depositor, the Indenture Trustee and the Issuer (the “Sale and Allocation Agreement”), the Depositor has absolutely sold and assigned the Contracts and related security to the Issuer; and

WHEREAS, pursuant to the Indenture, the Issuer has pledged, among other things, the Contracts to the Indenture Trustee for the benefit of the Noteholders and the Insurer; and

WHEREAS, pursuant to the terms of the Indenture, the Issuer is obligated to deliver or cause to be delivered to the Custodian, the documents to be included in the Contract Files, which are to be held by the Custodian pursuant to the terms of the Indenture; and

WHEREAS, the Issuer, the Indenture Trustee, the Custodian, the Back-up Servicer and the Servicer desire to enter into this Servicing Agreement pursuant to which the Servicer and the Back-up Servicer will perform the duties as described herein.

NOW THEREFORE, in consideration of the covenants and conditions contained in this Servicing Agreement, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

1.01.        Defined Terms. Capitalized and defined terms used but not defined in this Servicing Agreement shall have the respective meanings assigned to them in the Indenture or the Sale and Allocation Agreement, unless the context otherwise requires, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms.

“Back-up Servicing Fee” shall mean the amount paid to the Back-up Servicer on each Payment Date for the preceding Collection Period equal to the greater of (i) the product of (a) the Back-up Servicing Fee Rate divided by 12 and (b) the Pool Balance as of the close of business on the first day of the related Collection Period, and (ii) $750.

“Back-up Servicing Fee Rate” shall mean .015% per annum.

“Collection Account Depository” shall mean the depository for the Collection Account established pursuant to Section 3.1(a) of the Sale and Allocation Agreement.

“Collection Policy” shall mean the Servicer’s statement of policies and procedures for the collection of Contracts attached hereto as Schedule I, as amended and restated from time to time with the consent of the Insurer and in accordance with the Transaction Documents.

“Continued Errors” shall have the meaning set forth in Section 2.29 hereof.

“Eligible Servicer” shall mean First Investors Servicing Corporation, as initial Servicer, Wells Fargo Bank, National Association, as initial Back-up Servicer, and any other Person which, at the time of its appointment as Servicer, (i) is approved in writing by the Insurer, (provided that no Insurer Default shall have occurred and be continuing), (ii) has a net worth of not less than $50,000,000, (iii) is servicing a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle loans, (iv) is legally qualified, and has the capacity, to service the Contracts, (v) has demonstrated the ability to service a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle loans similar to the Contracts professionally and competently in accordance with standards of skill and care that are consistent with prudent industry standards and (vi) is qualified and entitled to use pursuant to a license or other written agreement, and agrees to maintain the confidentially of, the software which the Servicer uses in connection with performing its duties and responsibilities under this Agreement or obtain rights to use, or develops at its own expense, software which is adequate to perform its duties and responsibilities under this Agreement.

“Errors” shall have the meaning set forth in Section 2.29 hereof.

“Event of Servicing Termination” shall have the meaning set forth in Section 5.01 hereof.

“Extended Contract Rate” means, with respect to a Collection Period, the fraction, expressed as a percentage, the numerator of which is the number of Contracts whose payments are extended during the related Collection Period (measured on the last day of such Collection

Period) and the denominator of which is the number of Contracts as of the last day of such Collection Period.

“Extension” shall have the meaning set forth in Section 2.02(a) hereof.

“FIFSGI” shall mean First Investors Financial Services Group, Inc., a Texas corporation.

“Indemnified Parties” shall have the meaning set forth in Section 5.03 hereof.

“Indemnifying Party” shall have the meaning set forth in Section 5.03 hereof.

“Insurance Policies” means insurance policies covering the Financed Vehicles or the Obligors, including VSI Insurance.

“Lockbox Bank” means Wachovia Bank, National Association, or such other bank chosen by the Servicer from time to time, with the prior consent of the Insurer (if no Insurer Default shall have occurred and be continuing) and the Indenture Trustee.

“Monthly Servicer Report” shall mean the monthly report provided by the Servicer as contemplated by Section 2.02(c) hereof.

“Predecessor Servicer Work Product” shall have the meaning set forth in Section 2.29 hereof.

“Servicer Files” shall have the meaning set forth in Section 2.15 hereof.

“Subservicer” shall have the meaning set forth in Section 2.01(g) hereof.

“Subservicing Agreement” shall have the meaning set forth in Section 2.01(g) hereof.

“Successor Servicer” shall mean the Back-up Servicer or any other Eligible Servicer who succeeds to the authority, power, obligations and responsibilities of the Servicer hereunder in accordance with the provisions of Article V hereof.

“Successor Back-up Servicer” shall mean any Eligible Servicer who succeeds to the authority, power, obligations and responsibilities of the Back-up Servicer hereunder in accordance with the provisions of Article V hereof.

“Termination Notice” shall have the meaning set forth in Section 5.02 hereof.

ARTICLE II
ADMINISTRATION AND SERVICING OF CONTRACTS

2.01.        Appointment and Duties of the Back-up Servicer and the Servicer.

(a)           The Issuer hereby appoints Wells Fargo Bank, National Association as Back-up Servicer and First Investors Servicing Corporation as Servicer and each of Wells Fargo Bank, National Association and First Investors Servicing Corporation accept such appointments hereunder. The Back-up Servicer and the Servicer shall perform the services required of each pursuant to the terms of this Servicing Agreement. In performing their respective duties hereunder, the Back-up Servicer and Servicer shall have full power and authority to do or cause to be done any and all things in connection with such servicing and administration which either may deem necessary or desirable, within the terms of this Servicing Agreement.

(b)           As of the date of this Servicing Agreement, each of the Back-up Servicer and the Servicer is, and shall remain, for so long as it is acting as Back-up Servicer or Servicer, an Eligible Servicer. Compensation and expense reimbursement payable to the Back-up Servicer and Servicer under this Servicing Agreement shall be payable from the amounts on deposit in the Collection Account pursuant to the priority of payments set forth in Section 3.5(d) of the Sale and Allocation Agreement, and except as provided herein or in the Sale and Allocation Agreement, none of the Issuer, the Insurer, the Indenture Trustee or the Noteholders will have any liability to the Back-up Servicer or the Servicer with respect thereto; provided, however, that the Issuer shall remain liable to the extent of funds available pursuant to Section 3.5(d)(x) of the Sale and Allocation Agreement (and not from any other source) for any fees, expenses and indemnities due and payable to the Servicer and any fees, expenses and indemnities due and payable to the Back-up Servicer which have not been paid from the amounts on deposit in the Collection Account in accordance with Section 3.5 of the Sale and Allocation Agreement.

(c)           The Insurer, or if an Insurer Default has occurred and is continuing, the Indenture Trustee, the Issuer or the Noteholders evidencing not less than 51% of the Class A Note Balance, shall be entitled to terminate the services of the Servicer or the Back-up Servicer under this Servicing Agreement upon the occurrence of an Event of Servicing Termination, in each case in accordance with the terms and conditions hereof; provided, however, that in the event of termination of the Servicer, the Back-up Servicer shall act directly as Servicer unless a different Successor Servicer is appointed in accordance herewith and, with prior written notice to the Rating Agencies, the Insurer shall direct the Issuer to enter into a servicing agreement with such Successor Servicer acceptable to the Rating Agencies and the Insurer and which will be bound by the terms of such servicing agreement. In the event of termination of the Back-up Servicer or the Successor Servicer, the Insurer, or if an Insurer Default has occurred and is continuing, the Indenture Trustee, or the Indenture Trustee at the direction of Noteholders evidencing not less than 51% of the Class A Note Balance shall appoint a Successor Servicer or a Successor Back-up Servicer, as the case may be, and shall direct the Issuer to enter into a servicing agreement with a Successor Servicer or Successor Back-up Servicer, as the case may be, which will be bound by the terms of such servicing agreement.

(d)           This Servicing Agreement shall be deemed to be among the Back-up Servicer, the Indenture Trustee, the Servicer and the Issuer; the Insurer and the Noteholders shall not be deemed parties hereto and neither the Insurer, nor the Noteholders shall have any obligations, duties or liabilities with respect to the Back-up Servicer or the Servicer except as set forth herein and in the Indenture. The Issuer has agreed that the Indenture Trustee, in its name or (to the extent required by law) in the name of the Issuer, may (but is not required to) enforce all rights of the Issuer and all obligations of the Servicer and the Back-up Servicer under, and shall be entitled to all benefits of, this Servicing Agreement for and on behalf of the Noteholders and the Insurer, whether or not the Issuer is in default thereunder. The Servicer, in making collections of Contract payments pursuant to Section 2.02 hereof, shall be acting as agent for the Indenture Trustee, and shall be deemed to be holding such funds in trust on behalf of, and as agent for, the Indenture Trustee.

(e)           In the event the Back-up Servicer shall for any reason no longer be acting as such (including by reason of an Event of Servicing Termination as specified in Section 5.01 hereof), the Successor Back-up Servicer shall thereupon assume all of the rights and obligations of the outgoing Back-up Servicer under this Servicing Agreement. In such event, the Successor Back-up Servicer shall be deemed to have assumed all of the outgoing Back-up Servicer’s interest herein and to have replaced the outgoing Back-up Servicer as a party to this Servicing Agreement to the same extent as if this Servicing Agreement had been assigned to the Successor Back-up Servicer, except that the outgoing Back-up Servicer shall not thereby be relieved of any liability or obligations on its part under this Servicing Agreement arising prior to such replacement. The outgoing Back-up Servicer shall, at the reasonable expense of the Issuer pursuant to the priority of payments set forth in Section 3.5(d) of the Sale and Allocation Agreement, deliver to the Successor Back-up Servicer all documents and records relating to this Servicing Agreement and the Contracts then being serviced hereunder and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of this Servicing Agreement to the Successor Back-up Servicer. Compensation and expense reimbursement of the outgoing Back-up Servicer shall be payable through the date that the outgoing Back-up Servicer ceases to render services.

(f)            The Issuer shall, at its own expense, duly and punctually perform and observe its obligations to the Back-up Servicer and the Servicer under this Servicing Agreement in accordance with the terms hereof. In addition, promptly following a request from the Indenture Trustee to do so and at the Issuer’s own expense, the Issuer shall take all such lawful action as the Indenture Trustee (which shall so request if directed by Noteholders evidencing not less than 51% of the Class A Note Balance, with the consent of the Insurer, to do so) may request to compel or secure the performance and observance by the Back-up Servicer and the Servicer of each of its respective obligations to the Issuer under or in connection with this Servicing Agreement, in accordance with the terms hereof, and in effecting such request shall exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with this Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, including, without limitation, the transmission of notices of default on the part of the Back-up Servicer or the Servicer hereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Back-up Servicer or the Servicer of its respective obligations under this Servicing Agreement.

(g)           The Servicer or the Back-up Servicer, if applicable, may enter into one or more subservicing agreements (each, a “Subservicing Agreement”) with one or more Subservicers (each, a “Subservicer”) for the servicing and administration of certain of the Contracts; provided, however, that unless the Insurer otherwise agrees in writing, the only servicing functions that may be performed by Subservicers of the initial Servicer are (i) sending “welcome letters” to new Obligors, (ii) sending payment coupons to each Obligor on a monthly basis, (iii) receipt and posting of all payments received with respect to the Contracts, (iv) tracking of Obligor compliance with physical damage insurance, (v) repossessing Financed Vehicles, (vi) preparing Financed Vehicles for sale and representing the Servicer throughout the related vehicle auction process, (vii) tracking titles to and liens on the Financed Vehicles and (viii) other functions pursuant to any other Subservicing Agreement approved in writing by the Insurer; provided, however, that entering into a Subservicing Agreement shall not relieve the Servicer or the Back-up Servicer from any of their respective obligations hereunder. References in this Servicing Agreement to actions taken or to be taken by the Servicer in servicing the Contracts include actions taken or to be taken by a Subservicer on behalf of the Servicer. Each Subservicing Agreement will be upon such terms and conditions as are not inconsistent with this Servicing Agreement and as the Servicer, or Back-up Servicer, as applicable, and the Subservicer have agreed. The Servicer, or Back-up Servicer, as applicable, and a Subservicer may enter into amendments thereto; provided, however, that any such amendments shall be consistent with and not violate the provisions of this Servicing Agreement.

(h)           The Back-up Servicer may be removed by the Insurer or, if an Insurer Default has occurred and is continuing, by the Indenture Trustee, the Issuer, or the Indenture Trustee at the direction of the Class A Noteholders evidencing not less than 51% of the Class A Note Balance, with or without cause upon thirty days’ written notice to the Back-up Servicer; provided, however, that (A) such removal may be made immediately and shall not require notice if: (i) the Back-up Servicer shall consent to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to the Back-up Servicer or relating to all or substantially all of its property; or (ii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings, or for the winding up or liquidation of its affairs shall have been entered against the Back-up Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or (iii) the Back-up Servicer shall become insolvent or admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable debtor relief laws, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or (iv) a petition is filed against the Back-up Servicer seeking relief under any applicable debtor relief laws of the United States or any state or other competent jurisdiction, and such petition, order, judgment or decree shall have remained in force undischarged or unstayed for a period of 60 days after its entry; and (B) such removal shall not be effective unless and until a Successor Back-up Servicer is appointed by the Insurer or, if an Insurer Default has occurred and is continuing, by the Indenture Trustee at the direction of Noteholders evidencing not less than 51% of the Class A Note Balance; provided, however, that the Back-up Servicer may petition a court of competent jurisdiction to appoint a Successor Back-up Servicer if one is not chosen within 60 days.

2.02.        Collection of Contract Payments; Defaulted Contracts; Reporting Obligations.

(a)           The Servicer shall be responsible for collection of payments called for under the terms and provisions of the Contracts, as and when the same shall become due. The Servicer, consistent with the standard of care set forth in Section 2.18, shall service, manage, administer and make collections on the Contracts on behalf of the Issuer and shall have full power and authority, acting alone and/or through Subservicers as provided in Section 2.01(g), to do any and all things which it may deem necessary or desirable in connection therewith which are consistent with this Servicing Agreement. The Servicer may extend the then-current maturity date of any Contract by one month (an “Extension”); provided, however, that (i) no Extension may be granted with respect to any Contract unless at least six scheduled payments have been received with respect to such Contract; (ii) Extensions may be granted in the aggregate for no more than one month for each twelve months of the original term of a Contract, (iii) Extensions may be granted no more than twice for periods of one month each during any consecutive 12-month period and (iv) such Extension shall result in the Contract becoming current. In the event that an Extension causes a Contract to remain outstanding on the Final Note Payment Date of the Class A-4 Notes, the Servicer shall purchase such Contract as of the Business Day preceding the Payment Date in December following the date such Extension was granted. Such purchase obligation shall commence on the Payment Date in December 2006. In consideration of the repurchase of such Contract hereunder, the Servicer shall remit the Purchase Amount of such Contract in the manner specified in Section 3.4 of the Sale and Allocation Agreement. The sole remedy of the Indenture Trustee, the Owner Trustee or the Noteholders for any Extension that causes a Contract to remain outstanding on the Final Note Payment Date of the Class A-4 Notes shall be the repurchase thereof as provided herein. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Contract. In no event shall the Principal Balance of a Contract be reduced, except in connection with a settlement in the event the Contract becomes a Defaulted Contract. The Servicer shall also enforce all rights of the Issuer under the Originator Agreements including, but not limited to, the right to require an Originator to repurchase Contracts for breaches of representations and warranties made by the respective Originators.

(b)           If the full amount of a scheduled payment due under a Contract is not timely received, the Servicer shall make reasonable and customary efforts to collect such Contract in accordance with this Servicing Agreement and the procedures set forth in the Collection Policy. The Servicer shall use its best efforts, consistent with the standard of care set forth in Section 2.18 hereof, to collect funds on a Defaulted Contract; such collections shall be deposited into the Collection Account no later than two Business Days following receipt thereof. The Servicer shall, consistent with the standard of care set forth in Section 2.18 hereof, have the discretion to determine whether or not it is in the best interest of the Issuer to sell, or not to sell, a Defaulted Contract, and to act in accordance with its determination under this Article II.

(c)           The Servicer shall provide monthly reports substantially in the form of Exhibit A-1 hereto, each under a certificate substantially in the form of Exhibit A-2 hereto, to the Indenture Trustee. The Servicer shall also provide, electronically and, by mail and facsimile transmission if requested, copies of such reports and certificates to the Back-up Servicer, the Insurer, the Rating Agencies and any other Persons identified on a list provided to the Servicer by the Issuer, as such list may be amended from time to time, regarding (i) payments received from or on behalf of the Obligors and deposited to the Collection Account (identified in Section 3.03 hereof) representing collections with respect to the Contracts, (ii) other amounts received with respect to the Contracts, including Liquidation Proceeds or the proceeds of repurchases under the Sale and Allocation Agreement, (iii) other matters relating to the Contracts including extensions, delinquencies, repossessions and filing and payment of claims under Insurance Policies, (iv) financial information used to calculate whether certain Events of Default have occurred, (v) calculation of the three month average Delinquency Ratio and the Cumulative Net Loss Rate, and (vi) other items reflected on Exhibit A-1. Such reports shall be delivered to the parties specified above no later than the Determination Date related to each Collection

Period. The Servicer may submit the reports and other documents described in this section in electronic format.

(d)           The Back-up Servicer shall provide monthly reports to the Indenture Trustee, and the Indenture Trustee shall provide copies of such reports to the Rating Agencies, the Insurer, the Issuer and any other Persons identified on a list provided to the Back-up Servicer by the Issuer, as such list may be amended from time to time, substantially in the form of Exhibit B hereto. Such report shall be dated as of the Determination Date for each Payment Date and delivered to the Indenture Trustee on or before such Payment Date.

(e)           The Servicer shall, upon request, promptly, but no later than two  (2) Business Days after receipt of a request provide, or cause to be provided, to the Back-up Servicer and the Insurer copies of all monthly bank statements, notices, reports or other documents received from the Indenture Trustee and from the Collection Account Depository regarding funds held in or transferred to or from all applicable accounts.

(f)            No later than the Determination Date related to each Collection Period, the Servicer shall forward to the Back-up Servicer, via reputable overnight courier or electronic transmission, a computer diskette in a format mutually acceptable to the Servicer and the Back-up Servicer, of its computerized records reflecting (i) all collections received during such Collection Period with respect to the Contracts, (ii) the Pool Balance as of the last day of the Collection Period, (iii) information as of the last day of such Collection Period regarding the number of Defaulted Contracts, (iv) the number of repossessed Financed Vehicles and the number of sales of repossessed Financed Vehicles as of the last day of such Collection Period and (v) all other information necessary for the Back-up Servicer to perform its duties under Section 2.23. Promptly upon discovery by the Back-up Servicer or receipt by the Back-up Servicer of notice of an Event of Servicing Termination with respect to the Servicer, the Back-up Servicer shall input such information onto its computer system so that such information is immediately available to the Back-up Servicer.

2.03.        Realization Upon Contracts.

(a)           Unless otherwise contemplated by the Collection Policy, in the event a Contract becomes or is reasonably anticipated to become a Defaulted Contract, the Servicer, itself or through the use of independent contractors or agents shall, consistent with the standard of care set forth in Section 2.18, repossess or otherwise convert the ownership of the Financed Vehicle securing such Contract. In accordance with the priority of payments set forth in Section 3.5(d)(x) of the Sale and Allocation Agreement, all costs and expenses incurred by the Servicer in connection with the repossession of the Financed Vehicles securing such Contracts shall be reimbursed to the Servicer from the Collection Account on the Payment Date relating to the Collection Period in which the Servicer delivered to the Indenture Trustee an itemized statement of such costs and expenses. Notwithstanding the foregoing and consistent with the terms of this Servicing Agreement, the Servicer shall not be obligated to repossess or take any action with respect to a Defaulted Contract if, in its reasonable judgment consistent with the servicing standards specified in Section 2.18, the Liquidation Proceeds are expected to be a negative number.

(b)           The Servicer, itself or through the use of independent contractors or agents to the extent allowed by Section 2.01(g), shall follow practices consistent with the standard of care set forth in Section 2.18, including the Collection Policy, in its servicing of automotive contracts, which may include selling the Financed Vehicle, or requesting a Subservicer to sell the Financed Vehicle, at public or private sale; provided, however, that the Servicer, itself or through the use of independent contractors or agents to the extent allowed by Section 2.01(g), shall, in accordance with its Collection Policy, maximize the sales proceeds for each repossessed Financed Vehicle. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds for the repair or the repossession of such Financed Vehicle unless the Servicer shall determine in its discretion that such repair or repossession should increase the Liquidation Proceeds.

2.04.        Physical Damage Insurance.

(a)           The Servicer, itself or through the use of independent contractors or agents to the extent allowed by Section 2.01(g), in accordance with the standard of care set forth in Section 2.18, shall, upon receipt of notice that an Obligor’s physical damage insurance covering the Financed Vehicle has lapsed or is otherwise not in force, send written notice to such Obligor stating that such Obligor is required to maintain physical damage insurance covering the Financed Vehicle throughout the term of the Contract.

(b)           In the event of any physical loss or damage to a Financed Vehicle from any cause, whether through accidental means or otherwise, the Servicer shall have no obligation to cause the affected Financed Vehicle to be restored or repaired. The Servicer shall, however, comply with the provisions of any Insurance Policies directly or indirectly related to any physical loss or damage to a Financed Vehicle.

(c)           The Servicer will administer the filing of claims under the Insurance Policies as described under Section 2.12 hereof.

2.05.        Maintenance of Security Interests in Financed Vehicles and Contracts.

(a)           The Issuer hereby directs the Servicer, and the Servicer agrees, to (i) take or cause to be taken such steps as are necessary, in accordance with the standard of care set forth in Section 2.18, to maintain perfection of the security interest created by any Contract covering a Financed Vehicle which has been relocated in such a manner as to require such steps, and (ii) within two Business Days of its receipt thereof forward to the Custodian, on behalf of the Issuer, via reputable overnight courier, any certificate of title to a Financed Vehicle received by the Servicer for any reason with respect to a Financed Vehicle relating to a Contract serviced hereunder.

(b)           The Servicer shall, at the direction of the Issuer, the Insurer or the Indenture Trustee (which shall so direct if directed by Noteholders evidencing not less than 51% of the Class A Note Balance to do so), take any action necessary to preserve and protect the security interests of the Issuer and the Indenture Trustee in the Contracts, including any action specified in any opinion of counsel delivered to the Servicer.

2.06.        Covenants of Servicer; Notices.

(a)           The Servicer shall (i) not release any Financed Vehicle securing any Contract from the security interest granted therein by such Contract in whole or in part except in the event of payment in full by the Obligor thereunder or upon transfer of the Financed Vehicle to a successor purchaser following repossession by the Servicer or a Subservicer, (ii) not impair the rights of the Issuer, the Noteholders, the Insurer or the Indenture Trustee in the Contracts, (iii) not increase the number of scheduled payments due under a Contract except as permitted herein, (iv) prior to the payment in full of the Class A Notes, not sell, pledge, assign, or transfer to any other Person, or grant, create, incur, assume, or suffer to exist any Lien on any Contract pledged to the Indenture Trustee or any interest therein except with respect to Defaulted Contracts, (v) immediately notify the Issuer, the Back-up Servicer, the Insurer and the Indenture Trustee of the existence of any Lien on any Contract (other than the Lien of the Indenture Trustee) if the Servicer has actual knowledge thereof, (vi) defend the right, title, and interest of the Issuer, the Noteholders, the Insurer and the Indenture Trustee in, to and under the Contracts pledged to the Indenture Trustee, against all claims of third parties claiming through or under the Servicer, (vii) deposit into Collection Account or cause to be deposited into the lockbox account maintained at the Lockbox Bank all payments received by the Servicer with respect to the Contracts in accordance with this Servicing Agreement, (viii) comply in all respects with the terms and conditions of this Servicing Agreement relating to the obligation of the Issuer to remove Contracts from the Collateral pursuant to the Indenture, the obligation of the Depositor to reacquire the Contracts from the Issuer pursuant to the Sale and Allocation Agreement, and the obligation of the Seller to reacquire Contracts from the Depositor pursuant to the Contribution Agreement, (ix) promptly notify the Issuer, the Back-up Servicer, the Insurer and the Indenture Trustee of the occurrence of any Event of Servicing Termination and any breach by the Servicer of any of its covenants or representations and warranties contained herein, (x) promptly notify the Issuer, the Insurer, the Back-up Servicer and the Indenture Trustee of the occurrence of any event which, to the knowledge of the Servicer, would require that the Issuer make or cause to be made any filings, reports, notices, or applications or seek any consents or authorizations from any and all government agencies, tribunals, or authorities in accordance with the UCC and any state vehicle license or registration authority as may be necessary or advisable to create, maintain, and protect a first-priority security interest of the Indenture Trustee in, to, and on the Financed Vehicles and a first-priority security interest of the Indenture Trustee in, to, and on the Contracts pledged to the Indenture Trustee and (xi) take all reasonable action necessary to maximize the returns pursuant to the Insurance Policies.

(b)           The Servicer shall, within three Business Days of its receipt thereof, respond to reasonable written directions or written requests for information that the Issuer, the Indenture Trustee, the Insurer, or the Indenture Trustee at the direction of Noteholders evidencing not less than 51% of the Class A Note Balance might have with respect to the administration of the Contracts.

(c)           The Servicer will promptly advise the Issuer, the Insurer, the Back-up Servicer and the Indenture Trustee of any inquiry received from an Obligor which requires the consent of the Issuer or the Indenture Trustee. Inquiries requiring consent of the Issuer, the Insurer, the Back-up Servicer or the Indenture Trustee may include, but are not limited to, inquiries about settlement of any unasserted claim or defense, or compromise of any amount an Obligor owes.

(d)           The Servicer will not make any material change to the Collection Policy with respect to the Contracts without the consent of the Insurer (unless an Insurer Default shall have occurred and be continuing), which consent shall not be unreasonably withheld; and if an Insurer Default shall have occurred and be continuing, the Servicer will not make any material change to the Collection Policy with respect to the Contracts if such change would have a material adverse effect on the Contracts.

2.07.        Repurchase of Contracts by Seller and Depositor Upon Breach. The Servicer shall inform the Issuer, the Insurer, the Indenture Trustee and the Back-up Servicer promptly, in writing, upon the discovery of the occurrence of any event which would require the Seller or the Depositor to repurchase a Contract under Section 2.3 of the Contribution Agreement or Section 2.3 of the Sale and Allocation Agreement, as applicable; provided, however, that the Servicer shall have no duty to investigate or determine the existence of any breach except as specified herein. Unless waived by the Insurer, the Servicer shall deliver to the Issuer a written demand to cause the Seller or the Depositor, as applicable, to reacquire the affected Contract as provided in the Contribution Agreement and the Sale and Allocation Agreement. The sole remedy of the Issuer, the Indenture Trustee, the Insurer (except as otherwise provided in the Insurance Agreement) or the Noteholders against the Seller or the Depositor with respect to any Contract shall be the repurchase thereof as provided in the Contribution Agreement or the Sale and Allocation Agreement, as applicable.

2.08.        Monthly Servicing Fee; Back-up Servicing Fee.

(a)           Pursuant to the Sale and Allocation Agreement, the Issuer has agreed to cause the Indenture Trustee to pay out of monthly collections with respect to the Contracts to the Back-up Servicer, the Back-up Servicing Fee and to the Servicer, the Monthly Servicing Fee with respect to the Contracts serviced under this Servicing Agreement; provided, however, that the Issuer hereby agrees not to amend or consent to any amendment of any provision of the Sale and Allocation Agreement relating to compensation of the Back-up Servicer or the Servicer without the prior written consent of such Person and the Insurer.

(b)           On each Payment Date, the Back-up Servicing Fee with respect to the preceding Collection Period shall be due. The Back-up Servicer shall also be entitled to reimbursement of its conversion costs and other transition expenses associated herewith pursuant to Section 3.5(d)(i) of the Sale and Allocation Agreement, up to the limit set forth therein, and any excess pursuant to Section 3.5(d)(x) of the Sale and Allocation Agreement.

(c)           In the event this Servicing Agreement is terminated on a date other than the last day of a Collection Period or a Contract is designated to be no longer outstanding for purposes of this Servicing Agreement, then the Monthly Servicing Fee for such period or with respect to such Contract, as the case may be, shall be determined on a pro rata basis.

2.09.        Annual Statement as to Compliance. The Servicer shall deliver to the Owner Trustee and the Indenture Trustee, and the Indenture Trustee shall deliver to the Issuer, the Back-up

Servicer, the Insurer, the Rating Agencies and any Persons identified on a list provided to the Servicer by the Issuer, as such list may be amended from time to time, on or before July 31 of each year beginning July 31, 2006, an Officer’s Certificate, dated effective as of the preceding April 30, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such shorter period, as is applicable) and of its performance under this Servicing Agreement during such period has been made under such officer’s supervision, (ii) based on such review, the Servicer has fulfilled all its obligations under this Servicing Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the remedies therefor being pursued; and (iii) to the best of such officer’s knowledge, each Subservicer, if any, has fulfilled its obligations under its Subservicing Agreement in all material respects, or if there has been a material default in the fulfillment of such obligations, specifying such default known to such officers and the nature and status thereof. This Section shall not apply to the Back-up Servicer acting as Servicer.

2.10.        Financial Statements; Annual Servicing Review.

(a)           The Servicer, shall deliver, in duplicate, to the Rating Agencies, the Insurer, the Back-up Servicer, the Indenture Trustee and any other Persons identified on a list provided to the Servicer by the Issuer, as such list may be amended from time to time:

(i)            as soon as available, but in no event later than 90 days after the end of each fiscal quarter of FIFSGI (commencing with the quarter ending January 31, 2006), an unaudited consolidated balance sheet and income statement (prepared in accordance with generally accepted accounting principles applied on a consistent basis, and subject to year end adjustments) for FIFSGI covering the preceding quarter, in each case certified by the chief financial officer of FIFSGI to be true, accurate and complete copies of such financial statements; and

(ii)           on or before 120 days after the end of each fiscal year of FIFSGI (commencing with the fiscal year ending April 30, 2006) the consolidated financial statements of FIFSGI containing a report of a firm of independent public accountants selected by FIFSGI to the effect that such firm has examined the books and records of FIFSGI and that, on the basis of such examination conducted in compliance with generally accepted audit standards, such financial statements accurately reflect the financial condition of FIFSGI, in each case certified by the chief financial officer of FIFSGI, to be true, accurate and complete copies of such financial statements.

(b)           The Servicer will cause the same firm of independent public accountants which prepared the audited financial statements pursuant to paragraph (a)(ii) of this Section to deliver to the Rating Agencies, the Insurer, the Back-up Servicer, the Indenture Trustee, the Owner Trustee and any Persons identified on a list provided to the Servicer, as such list may be amended from time to time, upon receipt of such covenants and representations from such Persons as the independent public accountants may require, and as soon as practicable, but in any event within 120 days after the end of each fiscal year, an annual review of the Servicer’s procedures and operations in form and substance reasonably satisfactory to the Insurer, prepared by such firm of independent public accountants, dated as of April 30 of each year beginning

2006 and substantially stating to the effect that (i) such accountants have examined the accounts and records of the Servicer relating to the Collateral and the conveyed property in all similar asset-based financing transactions sponsored by the Issuer or an affiliate thereof (which records shall be described in one or more schedules to such statement), (ii) such firm has compared the information contained in certain Monthly Servicer Reports (and similar reports for other similar asset-based financing transactions sponsored by the Issuer or an affiliate thereof) delivered in the relevant period with information contained in the accounts and records or other relevant source documents for such period, and (iii) on the basis of the procedures performed, whether the information examined and contained in such Monthly Servicer Reports (and similar reports for such other similar asset-based financing transactions) delivered on the relevant period reconciles and agrees with the information contained in the accounts and records or other relevant source documents except for such exceptions as such independent public accountants believe to be immaterial and such other exceptions as shall be set forth in such statement. In the event such independent public accountants require the Indenture Trustee to agree to the procedures to be performed by such firm in any of the reports required to be prepared pursuant to this Section 2.10, the Servicer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Indenture Trustee has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

2.11.        Costs and Expenses.

(a)           Except as set forth in Sections 2.11(b) and 2.27, all costs and expenses incurred by the Servicer in carrying out its duties hereunder, fees and expenses of independent public accountants with respect to preparation of the financial statements and reports described in Section 2.10(a) and (b) and all other fees and expenses not expressly permitted pursuant to the priorities of Section 3.5(d) of the Sale and Allocation Agreement to be for the account of the Issuer, shall be paid or caused to be paid by the Servicer out of the compensation to be paid to the Servicer pursuant to Section 2.08.

(b)           During the term of this Servicing Agreement, the Servicer shall be reimbursed pursuant to Section 3.5(d)(x) of the Sale and Allocation Agreement for actual out-of-pocket costs and expenses incurred in connection with the sale or other disposal of a Financed Vehicle or collection of amounts due with respect to a Contract including, but not limited to, the following (to the extent such cost or expense relates to the sale or other disposal or collection of amounts due with respect to a Contract or a Financed Vehicle):

(i)            Any compensation paid to outside legal counsel retained to protect the interests of the Issuer, the Indenture Trustee, the Insurer or the Noteholders in the assets administered under this Servicing Agreement as the Servicer deems necessary in accordance with its normal procedures;

(ii)           Any compensation paid to independent repossessors, auctioneers or appraisers and any direct out of pocket expenses arising from or related to realization of the Contracts administered under this Servicing Agreement;

(iii)          Any sales, franchise, income, excise, personal property or other taxes arising from or related to any Contracts administered under this Servicing Agreement;

(iv)          Any parking or other fees, insurance, title or similar fees arising from or related to any Contracts administered under this Servicing Agreement;

(v)           Any expenses for special forms and materials, freight, tapes, communications, lock-box and other bank service charges, and other expenses approved by the Issuer; and

(vi)          Any expenses and fees paid to outside accountants in connection with the procedures required to be performed pursuant to Section 2.10(a) and (b) hereof.

2.12.        Responsibility for Insurance Policies; Processing of Claims Under Insurance Policies; Daily Records and Reports.

(a)           The Servicer, on behalf of the Issuer, will administer and enforce all rights and responsibilities of the holder of the Contracts provided for in the Insurance Policies relating to the Contracts.

(b)           The Servicer will administer the filings of claims under the Insurance Policies by filing the appropriate notices related to claims, including initial notices of loss, as well as claims with the respective carriers or their authorized agents all in accordance with the terms of the Insurance Policies. The Servicer shall use reasonable efforts to file such claims on a timely basis after obtaining knowledge of the events giving rise to such claims, subject to the servicing standard set forth in Section 2.18 hereof. The Servicer will utilize such notices, claim forms and claim procedures as are required by the respective insurance carriers.

The Servicer shall not be required to pay any premiums or, other than administering the filing of claims and performing reporting requirements specified in the Insurance Policies in connection with filing such claims, perform any obligations of the named insured under such Insurance Policies. The Servicer shall not be responsible to the Issuer, the Insurer, the Noteholders or the Indenture Trustee (i) for any act or omission to act done in order to comply with the requirements or satisfy any provisions of the Insurance Policies or (ii) for any act, absent willful misconduct, reckless disregard or negligence, or omission to act done in compliance with this Servicing Agreement. In the case of any inconsistency between this Servicing Agreement and the terms of any Insurance Policy, the Servicer shall comply with the latter. A copy of any claim shall be furnished to the Insurer upon the Insurer’s request.

2.13.        Delivery of Documents to Custodian. The Servicer shall deliver or cause to be delivered all of the Contract  Files with respect to the Contracts in its possession to the Custodian via reputable overnight courier service for receipt by the Custodian no later than the Closing Date, with respect to the Contracts acquired by the Issuer on the Closing Date, or the applicable Additional Contract Purchase Date, with respect to Contracts acquired by the Issuer on an Additional Contract Purchae Date, as the case may be. While in its possession, the Servicer shall hold the Contract Files in trust on behalf of the Custodian.

2.14.        Maintenance of Copies of Documents by the Servicer.

(a)           The Servicer shall maintain legible copies (in electronic or hard-copy form, in the discretion of the Servicer) or originals of the following documents in its files with respect to each Contract and the Financed Vehicle related thereto:

(i)            application of the Obligor for credit;

(ii)           a copy (but not the original) of the retail installment contract or promissory note and security agreement and any amendments thereto; provided, however, that the Servicer shall deliver any original amendments to the retail installment contract or promissory note and security agreement to the Indenture Trustee immediately following execution thereof;

(iii)          a copy (but not the original) of a certificate of title with a lien notation or an application therefor;

(iv)          a certificate of insurance or application therefor with respect to the Financed Vehicle securing the Contract;

(v)           a copy of the proof of income and references, credit report and approval sheet utilized by the Seller in the underwriting of the Contract;

(vi)          the invoice for the Financed Vehicle (in the case of a new vehicle) or the bookout sheet (in the case of a used vehicle);

(vii)         Obligor’s order for the Financed Vehicle, together with proof (if any) of down payment;

(viii)        a copy of the service contract, if any, on the Financed Vehicle;

(ix)           a copy of the credit life insurance policy, if any, and the credit disability insurance policy, if any, on the Obligor relating to the Financed Vehicle and a copy of a certificate evidencing physical damage insurance covering the related Financed Vehicle, if any; and

(x)            such other documents as the Servicer may reasonably request in order to accomplish its duties under this Servicing Agreement.

(b)           The Servicer shall keep books and records, satisfactory to the Insurer, pertaining to each Contract and shall make periodic reports in accordance with this Servicing Agreement. Such records may not be destroyed or otherwise disposed of except as provided herein and as allowed by applicable laws, regulations or decrees. All documents, whether developed or originated by the Servicer or not, reasonably required to document or to properly administer any loan shall remain at all times the property of the Issuer and shall be held in trust by the Servicer. The Servicer shall not acquire any property rights with respect to such records, and shall not have the right to possession of them except as subject to the conditions stated in this Servicing Agreement. The Servicer shall bear the entire cost of restoration in the event any Servicer Files (as defined below) shall become damaged, lost or destroyed while in the Servicer’s possession or control.

2.15.        Possession of Servicer Files. Unless otherwise specified herein, the Servicer shall maintain physical possession of the instruments and documents listed in paragraph 2.14(a) above; such other instruments or documents that modify or supplement the terms or conditions of any of the foregoing; and, all other instruments, documents, correspondence and memoranda generated by or coming into the possession of the Servicer (including, but not limited to, insurance premium receipts, ledger sheets, payment records, insurance claim files, correspondence and current and historical computerized data files) that are required to document or service any Contract. Collectively, all of the documents described in this Section 2.15 with respect to a Contract are referred to as the “Servicer Files”. The Servicer hereby agrees that the computer files and other physical records of the Contracts maintained by the Servicer will bear an indication reflecting that the Contracts are owned by the Issuer and pledged to the Indenture Trustee for the benefit of the Noteholders and the Insurer and that all Servicer Files shall remain the property of the Issuer and shall be held in trust by the Servicer. The Servicer shall respond to all third party inquiries concerning ownership of the Contracts by indicating that the Contracts have been assigned by the Seller to the Issuer and pledged to the Indenture Trustee for the benefit of the Noteholders and the Insurer.

2.16.        Processing of Information. Information with respect to each Contract is to be recorded into the Servicer’s loan management and accounting system.

2.17.        Warranties, Representations and Covenants With Respect to Compliance with Law and Enforcement.

(a)           The Issuer hereby represents to the Servicer, based on certain representations the Depositor has made to the Issuer concerning the Contracts in the Sale and Allocation Agreement, and on which representations the Issuer has relied in acquiring the Contracts and with respect to the pledge of the Contracts to the Indenture Trustee, that each Contract and the sale of the related Financed Vehicle complied at the time it was originated or made and on the Cutoff Date, as the case may be, does comply in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder.

(b)           The Servicer covenants that in the event that the Servicer realizes upon any Contract, the methods utilized by the Servicer to realize upon such Contract or otherwise enforce any provisions of the Contract, will not subject the Servicer, the Issuer, the Noteholders, the Insurer or the Indenture Trustee to liability under any federal, state or local law, and that such enforcement by the Servicer will be conducted in accordance with the provisions of this Servicing Agreement, the standard of care set forth in Section 2.18 hereof and in the Collection Policy.

2.18.        Standard of Care. In performing its duties and obligations hereunder and in administering and enforcing the Insurance Policies relating to the Contracts pursuant to this Servicing Agreement, the Servicer will comply with all applicable state and federal laws and shall service and administer the Contracts by employing such procedures (including collection procedures) and degree of care, in each case consistent with prudent industry standards, as are customarily employed by the Servicer in servicing and administering motor vehicle retail installment sales contracts and notes owned or serviced by the Servicer comparable to the Contracts. In performing such duties, so long as First Investors Servicing Corporation is the Servicer (i) it shall comply with the Collection Policy, and (ii) it shall not make any material amendment to such Collection Policy without the prior written consent of the Insurer (provided that no Insurer Default shall have occurred and be continuing) which consent shall not be unreasonably withheld; provided, however, that notwithstanding the foregoing, the Servicer shall not, except pursuant to a judicial order from a court of competent jurisdiction, or as otherwise required by applicable law or regulation, release or waive the right to collect the unpaid balance on any Contract. In performing its duties and obligations hereunder, the Servicer shall comply with all applicable federal and state laws and regulations, shall maintain all state and federal licenses and franchises necessary for it to perform its servicing responsibilities hereunder, and shall not impair the rights of the Issuer, the Insurer or the Indenture Trustee on behalf of the Noteholders in the Collateral.

2.19.        Records. The Servicer shall maintain or cause to be maintained such books of account and other records as will enable the Issuer and the Insurer to determine the status of each Contract and any Insurance Policy relating thereto.

2.20.        Inspection.

(a)           At all times during the term hereof, the Servicer shall afford the Issuer, the Insurer, the Back-up Servicer and the Indenture Trustee and their authorized agents, upon three Business Days’ prior written notice, reasonable access during normal business hours to the Servicer’s records and files relating to the Contracts and the Collateral and will cause its personnel to assist in any examination of such records by the Issuer, the Insurer, the Back-up Servicer or the Indenture Trustee, and will permit such parties to discuss the affairs, finances and accounts of the Servicer with the chief operating officer and chief financial officer of the Servicer. The examination referred to in this Section 2.20 will be conducted in a manner which does not unreasonably interfere with the Servicer’s normal operations or customer or employee relations. Without otherwise limiting the scope of the examination, the Issuer, the Insurer, the Back-up Servicer or the Indenture Trustee may, using generally accepted audit procedures, verify the status of each Contract and review the Servicer Files and records relating thereto for conformity to Monthly Servicer Reports prepared pursuant to Section 2.02(c) and compliance with the standards represented to exist as to each Contract in this Servicing Agreement. Nothing herein shall require the Issuer, the Insurer, the Back-up Servicer or the Indenture Trustee to conduct any inspection pursuant to this Section. Such parties may, with the Servicer’s consent, which shall not be unreasonably withheld or delayed, discuss the affairs, finances and accounts of the Servicer with the Servicer’s independent accountants, provided that an officer of the Servicer shall have the right to be present during such discussions.

(b)           At all times during the term hereof, the initial Servicer shall keep available at its office located at 380 Interstate North, Atlanta, Georgia 30559 (or such other location as to which it shall give written notice to the Issuer, the Indenture Trustee, and the Insurer), for inspection by the Issuer, the Insurer, the Back-up Servicer and the Indenture Trustee a copy of the Contract Schedule, as amended.

(c)           All information obtained by the Issuer, the Insurer, the Back-up Servicer or the Indenture Trustee regarding the Obligors and the Contracts, whether upon exercise of its rights under this Section 2.20 or otherwise, shall be maintained by the Issuer, the Insurer, the Back-up Servicer or the Indenture Trustee in confidence and shall not be disclosed to any other Person, except as otherwise required by applicable law or regulation.

(d)           The Servicer will, at the Issuer’s or the Insurer’s request, provide the Issuer or the Insurer with a data extract disk of portfolio information.

(e)           The Servicer and the Insurer and their agents and representatives shall at all times have full and free access during normal business hours to all computer tapes, books, correspondence and records of the Back-up Servicer insofar as they relate to the Contracts and the Insurer and its agents and representatives may examine the same, take extracts therefrom and make photocopies thereof. The Servicer and the Insurer each agree that all such information, practices, books, correspondence and records are to be regarded as confidential information and that (a) it shall retain in strict confidence and shall use its best efforts to ensure that its representatives retain in strict confidence and will not disclose without the prior written consent of the Back-up Servicer any or all of such information practices, books, correspondence and records furnished to it and (b) it will not, and it will use its best efforts (in the case of the Insurer, consistent with Section 2.02 of the Insurance Agreement) to ensure that its agents and representatives will not make any use whatsoever (other than for purposes contemplated by this Agreement) of any of such information practices, computer tapes books, correspondence and records without the prior written consent of the Back-up Servicer, unless such information (i) is generally available to the public, (ii) is required by law, regulation, or court order to be disclosed or is requested by any governmental authority having authority over the Servicer and the Insurer, or is necessary to preserve any of such Persons’ rights under or to enforce any provision of the Indenture, or (iii) is required by the Rating Agencies in connection with their rating of the related Notes or the implied rating of the facility.

2.21.        Enforcement.

(a)           The Servicer will, consistent with the standard of care required by Section 2.18 hereof, act with respect to the Contracts and the Insurance Policies in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Indenture Trustee with respect thereto.

(b)           The Servicer shall to the extent consistent with the servicing standards set forth in Section 2.18, including the Collection Policy, or at the written direction of the Insurer, sue to enforce or collect upon the Contracts and the Insurance Policies (including unpaid claims), in its own name, if possible, or as agent for the Issuer or the Indenture Trustee. If the Servicer commences a legal proceeding to enforce a Contract or an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the Contract and the related rights under the Insurance Policies by the Issuer to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Contract or an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Contract or the Insurance Policy, the Issuer shall, at the Servicer’s request, assign the Contract or the Insurance Policy to the Servicer to the limited extent necessary to enforce the Contract or the Insurance Policy, or take such steps as the Issuer deems necessary to enforce the Contract or the Insurance Policy, including bringing suit in its name.

(c)           The Servicer shall exercise any rights of recourse against third persons that exist with respect to any Contract in accordance with the standard of care required by Section 2.18 hereof. In exercising such recourse rights, the Servicer is hereby authorized on the Issuer’s behalf to reassign the Contract and to deliver the certificate of title to the Financed Vehicle to the person against whom recourse exists at the price set forth in the document creating the recourse.

(d)           The Servicer may grant to the Obligor on any Contract that has been repaid in full any rebate, refund or adjustment that the Servicer in good faith believes is required because of prepayment in full of the Contract, and may deduct the amount of any such rebate, refund or adjustment from the amount otherwise payable by the Servicer into the Collection Account. The Servicer may not permit any rescission or cancellation of any Contract nor may it take any action with respect to any Contract, except as required by applicable law, regulation or court order, or Insurance Policy which would materially impair the rights of the Indenture Trustee, the Insurer or the Noteholders therein or in the proceeds thereof.

2.22.        Payment in Full on Contract. Upon payment in full on any Contract, the Servicer shall notify the Custodian prior to the next succeeding Determination Date by a written request for the release of such Contract (which shall include a statement of an officer of the Servicer to the effect that all amounts received in connection with such payment in full which are required to be deposited in the Collection Account pursuant to Sections 3.02 and 3.03 hereof have been so deposited).

2.23.        Duties of Back-up Servicer.

(a)           The Back-up Servicer will perform the services set forth in this Section 2.23 which shall not be delegated to the Servicer. The Back-up Servicer shall, unless it is prohibited as a matter of law, as evidenced by an Opinion of Counsel provided for in Section 5.09 and unless a different Successor Servicer is appointed by the Insurer, service the Contracts upon receipt of written notice of an Event of Servicing Termination by the Servicer under this Servicing Agreement. The Back-up Servicer will, on a periodic basis, perform the functions specified in this Section 2.23, provided that the Back-up Servicer shall be entitled to request of and receive from the Indenture Trustee and the Servicer, as appropriate, all information necessary to conduct tests or make reports in a timely manner as specified below and, except as otherwise specified herein, the Back-up Servicer shall be entitled to assume for all purposes that the information received by it is true, correct and complete, and the Back-up Servicer shall be fully protected in relying upon such information without any independent investigation or audit to prove the facts stated therein. The Back-up Servicer shall utilize such methods as it deems reasonable and necessary to reconcile information provided by the Servicer with the cash balances held by the Indenture Trustee.

(b)           Prior to each Payment Date, the Back-up Servicer shall review the Monthly Servicer Report related thereto and shall:

(i)            determine that such Monthly Servicer Report is complete on its face;

(ii)           review the amounts on deposit in the Collection Account against the monthly distribution amounts set forth in such Monthly Servicer Report and reasonably determine whether the amount on deposit is sufficient to pay such distribution amounts; and

(iii)          determine the amount on deposit in the Reserve Account.

(c)           No later than each Payment Date, the Back-up Servicer shall load the computer tape or diskette received from the Servicer pursuant to Section 2.02(f) hereof, and confirm that such computer tape or diskette is in readable form and calculate and confirm the aggregate Principal Balance of Contracts as of the most recent Payment Date.

In addition, the Back-up Servicer shall confirm that the Delinquency Ratio, the average Delinquency Ratio for any three Collection Periods and the Cumulative Net Loss Rate as set forth in the Monthly Servicer Report, are accurate based solely on a comparison to the computer tape referred to above.

(d)           In the event of any discrepancy between the information set forth in subparagraphs (b) and (c), as calculated by the Servicer, from that determined or calculated by the Back-up Servicer, the Back-up Servicer shall promptly notify the Servicer, the Indenture Trustee, and the Insurer of such discrepancy. If within ten days of such notice being provided to the Servicer, the Back-up Servicer and the Servicer are unable to resolve such discrepancy, the Back-up Servicer shall promptly notify the Rating Agencies, the Insurer, the Indenture Trustee and any other Persons identified on a list provided to the Back-up Servicer, as such list may be amended from time to time, of such discrepancy.

(e)           Other than as specifically set forth elsewhere in this Servicing Agreement, the Back-up Servicer shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer and shall have no liability for any action taken or omitted by the Servicer.

(f)            The Back-up Servicer shall consult fully with the Servicer as may be necessary from time to time to perform or carry out the Back-up Servicer’s obligations hereunder, including the obligation, if requested by the Insurer, to succeed at any time to the duties and obligations of the Servicer as servicer under Section 5.02 hereof.

2.24.        Assumption of Duties by Back-up Servicer. At any time following the assumption of duties of the Servicer by the Back-up Servicer or the designation of a Successor Servicer pursuant to Section 2.01(c), the Servicer shall, at the Indenture Trustee’s or the Insurer’s request, (A) assemble all of the records relating to the Collateral including all Contract Files, and shall make the same available to the Indenture Trustee and the Insurer at a place selected by the Indenture Trustee and the Insurer or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting collections of Collateral in a manner acceptable to the Indenture Trustee and the Insurer, and shall promptly upon receipt but no later than two Business Days after receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the lockbox account maintained by the Lockbox Bank or its designee.

2.25.        Errors and Omissions Insurance. The Servicer has obtained, and shall continue to maintain in full force and effect, errors and omissions insurance and employee theft insurance of a type and in such amount as is customary for servicers engaged in the business of servicing automobile contracts. The scope of such insurance coverage shall include the acts and omissions of Subservicers or, if that is not the case with respect to any Subservicer, the Servicer shall require such Subservicer to maintain such insurance or a bond substantially equivalent thereto. Annually, or more frequently upon request of the Issuer, the Insurer, the Indenture Trustee or the Back-up Servicer, the Servicer shall cause to be delivered to the Indenture Trustee a certification evidencing coverage under such insurance. Any such insurance shall not be canceled or modified in a materially adverse manner without thirty days’ prior written notice to the Issuer, the Insurer, the Indenture Trustee and the Rating Agencies. No provision of this Section 2.25 requiring the maintenance of insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Servicing Agreement.

2.26.        Responsibilities of Back-up Servicer and Servicer. Neither the Back-up Servicer nor the Servicer shall have any duties, obligations or responsibilities other than those specifically expressed and set forth herein and no implied obligations of the Back-up Servicer or the Servicer shall be read into this Servicing Agreement. Neither the Back-up Servicer nor the Servicer nor any of their respective directors, officers, agents or employees shall be liable to any Person, including, without limitation, the Servicer or the Back-up Servicer, as the case may be, or the Issuer, the Insurer, the Indenture Trustee or the Noteholders in connection with this Servicing Agreement, except for the breach of any of its representations and warranties or obligations under this Servicing Agreement or for the negligence, bad faith or willful misconduct of the Back-up Servicer or the Servicer, as the case may be, or any of their respective officers, directors, agents or employees. The Back-up Servicer may rely on and shall be protected in acting upon, or in refraining from acting in accordance with, any resolution, officer’s certificate, certificate of auditors or any other certificate, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and correct and to have been signed or presented by the proper person or persons. Without limiting the foregoing, the Back-up Servicer (i) may consult with legal counsel (including the Indenture Trustee’s or the Back-up Servicer’s), independent public accountants and other experts selected by it with reasonable care and shall not be liable for any action reasonably taken or omitted to be taken by it in accordance with the advice of such counsel, accountants or experts, (ii) shall not be responsible to the Issuer, the Insurer, the Servicer, the Indenture Trustee or any other Person for any recitals, statements, warranties or representations made in or in connection with this Servicing Agreement, the Transaction Documents or any other agreement, document or instrument executed in connection therewith by any other Person, (iii) shall not be responsible for the actions or omissions of any other Person, including, without limitation, the Servicer, the Seller, the Issuer, the Insurer, the Indenture Trustee and the Noteholders unless such act or omission was caused by an act or omission of the Back-up Servicer, (iv) except as provided in this Servicing Agreement or any Transaction Document, shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Indenture or any other Transaction Document on the part of any Person, or to inspect the property (including the books and records) of the Seller, the

Insurer, the Issuer or the Servicer, (v) except as otherwise provided herein, shall not be charged with the knowledge of any breach of representation or warranty by any other Person, or the failure of any other Person to comply with its obligations, hereunder or under any other Transaction Document, or of the occurrence of any Event of Servicing Termination unless a responsible officer of the Back-up Servicer has received written notice of the same from the Servicer, the Insurer or the Indenture Trustee, as the case may be, or otherwise has actual knowledge of such breach or Event of Servicing Termination, (vi) shall not be responsible to any Person for the due execution, legality, validity and enforceability against the other parties of this Servicing Agreement and (vii) shall incur no liability under or in respect of this Servicing Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be telex or telecopy) reasonably believed by it to be genuine and signed, sent or communicated by the proper party or parties.

It is agreed and understood that the Back-up Servicer is responsible for providing the services described in Section 2.23 only in accordance with the information as shall have been timely supplied to it by the Servicer, the Indenture Trustee or the Collection Account Depository, as the case may be. The Back-up Servicer shall incur no liability for any failure by the Servicer, the Indenture Trustee or the Collection Account Depository to furnish information required of it, nor shall the Back-up Servicer be responsible for the content or accuracy of any information provided to it by any such Person, unless required by the Transaction Documents to do so. Except as may be expressly provided herein or in the Indenture, the Back-up Servicer shall have no duty to supervise, investigate or audit any records or activities of the Servicer with respect to the servicing of the Collateral. The Back-up Servicer shall have no responsibility or liability for any acts or omissions of the Servicer with respect to the Collateral.

The Back-up Servicer shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if the repayment of such funds or adequate written indemnity against such risk or liability is not reasonably assured to it in writing prior to the expenditure or risk of such funds or incurrence of financial liability.

2.27.        Re-Liening. Upon the occurrence of a Re-Liening Trigger, the Insurer may instruct the Servicer to take or cause to be taken such actions as may, in the judgment of the Insurer or its counsel, be necessary to perfect or re-perfect the security interests in the Financed Vehicles in the name of the Indenture Trustee by amending the title documents relating to such Financed Vehicles or by such other reasonable means as may, in the judgment of the Insurer or its counsel, be necessary or prudent. The Servicer shall take or cause to be taken such actions and the fees and expenses arising as a result of the occurrence of a Re-Liening Trigger related to such perfection or re-perfection shall be reimbursed as provided in Section 3.5(d)(viii) of the Sale and Allocation Agreement. The Servicer agrees to take all action necessary therefor, including the preparation, execution and delivery of all such documents as may be requested by the Indenture Trustee or the Insurer in connection therewith. The Servicer shall grant to the Successor Servicer an irrevocable power of attorney, pursuant to which the Servicer shall appoint the Successor Servicer as its attorney-in-fact, such appointment being coupled with an interest, to take any and all steps required to be performed by it pursuant to this Section 2.27 including execution of certificates of title or any other documents in the name and stead of the Servicer. If at any time a Person other than First Investors

Servicing Corporation becomes the Servicer, First Investors Servicing Corporation shall grant to such Successor Servicer, promptly after its appointment as such, a power of attorney as described in the preceding sentence.

2.28.        Repurchase by Servicer Upon Breach. The Seller, the Insurer, the Servicer or the Issuer, as the case may be, shall inform the parties to this Agreement promptly, in writing, upon the discovery of any breach or failure to be true of the representations and warranties made by the Servicer pursuant to this Agreement. If such breach or failure shall not have been cured by the close of business on the last day of the Collection Period which includes the thirtieth (30th) day after the date on which the Servicer becomes aware of or receives written notice from the Seller, the Insurer or the Issuer of, such breach or failure, and such breach or failure materially and adversely affects the interest of the Issuer or the Insurer in a Contract, the Servicer shall repurchase such Contract from the Issuer on the Business Day next preceding the Payment Date immediately following such Collection Period. In consideration of the repurchase of a Contract hereunder, the Servicer shall remit the Purchase Amount of such Contract in the manner specified in Section 3.4 of the Sale and Allocation Agreement. The sole remedy of the Issuer, the Indenture Trustee, the Insurer (except as otherwise specified in the Insurance Agreement), and the Noteholders with respect to a breach or failure to be true of the representations and warranties made by the Servicer pursuant to this Agreement shall be to require the Servicer to repurchase Contracts pursuant to this Section 2.28. Neither the Owner Trustee nor the Indenture Trustee shall have any duty to conduct an affirmative investigation as to the occurrence of any condition requiring the repurchase of any Contract pursuant to this Section 2.28 or the eligibility of any Contract for purposes of this Agreement.

2.29.        Liability of Successor Servicer. Notwithstanding anything contained in this Agreement to the contrary, Wells Fargo Bank, National Association as Successor Servicer is authorized to accept and reasonably rely on all of the accounting, records (including computer records) and work of the prior Servicer relating to the Contracts (collectively, the “Predecessor Servicer Work Product”) without any audit or other examination thereof, and Wells Fargo Bank, National Association shall have no duty, responsibility, obligation or liability for the acts and omissions of the prior Servicer; provided, however, that Wells Fargo Bank, National Association will provide notice to the Indenture Trustee and the Insurer if it discovers any defective or inaccurate data. If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, “Errors”) exist in any Predecessor Servicer Work Product and such Errors make it materially more difficult to service or should cause or materially contribute to Wells Fargo Bank, National Association making or continuing any Errors (collectively, “Continued Errors”), Wells Fargo Bank, National Association shall provide notice of such circumstances to the Indenture Trustee and the Insurer and shall have no duty, responsibility, obligation or liability for such Continued Errors; provided, however, that Wells Fargo Bank, National Association agrees to use its best efforts to prevent further Continued Errors. In the event that Wells Fargo Bank, National Association becomes aware of Errors or Continued Errors, Wells Fargo Bank, National Association shall, with the prior consent of the Indenture Trustee and the Insurer, use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and to prevent future Continued Errors. Wells Fargo Bank, National Association shall be entitled to recover its costs thereby expended from the Servicer and, to the extent not paid by the Servicer, pursuant to Section 3.5(d)(i) of the Sale and Allocation Agreement (provided that the Insurer has provided its prior written consent to the amount of such costs and expenses).

ARTICLE III
ACCOUNTS; COLLECTIONS

3.01.        Accounts. There has been established pursuant to the Sale and Allocation Agreement the Collection Account in the name of the Indenture Trustee for the benefit of the Noteholders and the Insurer.

3.02.        Collections. The Servicer shall remit or cause a Subservicer to remit first, to a lockbox account maintained with the Lockbox Bank and second, to the Collection Account described in Section 3.03 hereof, and to no other account, as soon as practicable, but in no event later than the Collection Account Depository’s close of business two Business Days after receipt thereof in the lockbox, all Collections received during the Collection Period in respect of a Contract being serviced by the Servicer, and all payments or other amounts, if any, made by or on behalf of an Obligor or received by the Servicer with respect to any Contract.

3.03.        Collection Account and Acknowledgment Letter.

(a)           The Issuer shall provide thirty days notice to the Servicer, the Indenture Trustee, the Insurer and the Back-up Servicer of its appointment of a successor Collection Account Depository which shall be acceptable to the Rating Agencies, the Insurer and the Indenture Trustee and which shall hold the Collection Account under the terms and conditions outlined herein and in the Indenture.

(b)           Except as otherwise provided herein, the Servicer shall deposit or cause to be deposited into the Collection Account all amounts (including late payments) remitted by Obligors to the Servicer under the terms of the Contracts within two Business Days after receipt thereof by the lockbox.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

4.01.        Representations and Warranties of the Servicer. The initial Servicer hereby represents, warrants and covenants to the Back-up Servicer, the Issuer, the Insurer, the Noteholders and the Indenture Trustee that as of the date of this Servicing Agreement:

(a)           The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

(b)           All necessary corporate, regulatory or other similar action has been taken to authorize and empower the Servicer and the officers or representatives acting on the Servicer’s behalf, and the Servicer has full power and authority to execute, deliver and perform this Servicing Agreement;

(c)           This Servicing Agreement and the Sale and Allocation Agreement have been duly authorized, executed and delivered by the Servicer and the performance and compliance with the terms of this Servicing Agreement and the Sale and Allocation Agreement

will not violate the Servicer’s certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any Transaction Document or any other contract, loan, lease, credit agreement or any other agreement or instrument to which the Servicer is a party or which may be applicable to the Servicer or any of its assets;

(d)           The Servicer is duly licensed and qualified to perform the functions specified herein and this Servicing Agreement and the Sale and Allocation Agreement each constitute a valid, legal and binding obligation of the Servicer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity;

(e)           The Servicer is not in violation of, and the execution, delivery and performance of this Servicing Agreement and the Sale and Allocation Agreement by the Servicer will not constitute a violation with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which violation might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Servicer or its properties or might have consequences that would affect the performance of its duties hereunder;

(f)            No proceeding of any kind, including but not limited to litigation, arbitration, judicial or administrative, is pending or threatened against or contemplated by the Servicer which would under any circumstance have an adverse effect on the execution, delivery, performance or enforceability of this Servicing Agreement or the Sale and Allocation Agreement;

(g)           No information, officer’s certificate or statement furnished in writing or report delivered to the Indenture Trustee, the Issuer, the Insurer, the Back-up Servicer or the Noteholders by the Servicer required under this Servicing Agreement or the Sale and Allocation Agreement contains any untrue statement of a material fact or omits a material fact necessary to make the information, certificate, statement or report not misleading; provided, however, that the Servicer makes no representation or warranty with respect to any information incorporated into or forming the basis of any officer’s certificate, information, statement or report provided by the Servicer that is provided to the Servicer by any other Person;

(h)           The Servicer has the knowledge, the experience and the systems, financial and operational capacity available to timely perform each of its obligations hereunder; and

(i)            The Servicer has, with respect to the Contracts, complied in all material respects with the Collection Policy.

4.02.        Representations and Warranties of the Back-up Servicer. The Back-up Servicer hereby represents, warrants and covenants to the Issuer, the Insurer, the Noteholders, the Servicer and the Indenture Trustee that as of the date hereof or as of such date specifically provided herein:

(a)           The Back-up Servicer is a national banking association duly organized, validly existing and authorized to engage in a banking business under the federal laws of the United States of America;

(b)           All necessary corporate, regulatory or other action has been taken to authorize and empower the Back-up Servicer and the officers or representatives acting on the Back-up Servicer’s behalf to perform and comply with the Back-up Servicer’s obligations under this Servicing Agreement, and the Back-up Servicer has full power and authority to execute, deliver and perform this Servicing Agreement;

(c)           The execution and delivery of this Servicing Agreement by the Back-up Servicer and its performance and compliance with the terms of this Servicing Agreement will not violate the Back-up Servicer’s articles of association or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, security agreement, loan, credit agreement or any other agreement or instrument to which the Back-up Servicer is a party or which may be applicable to the Back-up Servicer or any of its assets;

(d)           This Servicing Agreement constitutes a legal, valid and binding obligation of the Back-up Servicer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity;

(e)           The Back-up Servicer is not in violation of, and the execution, delivery and performance of this Servicing Agreement by the Back-up Servicer will not constitute a violation with respect to, any applicable order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which violation might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Back-up Servicer or its properties or might have consequences that would materially adversely affect the performance of its duties hereunder; and

(f)            No proceeding of any kind, including but not limited to litigation, arbitration, judicial or administrative, is pending or, to the knowledge of the Back-up Servicer, contemplated or threatened against the Back-up Servicer which would under any circumstance have an adverse effect on the execution, delivery, performance or enforceability of this Servicing Agreement by or against the Back-up Servicer.

4.03.        Representations and Warranties of the Issuer. The Issuer hereby represents, warrants and covenants to the Back-up Servicer, the Servicer, the Noteholders, the Insurer and the Indenture Trustee that as of the date of this Servicing Agreement or as of such date specifically provided herein:

(a)           The Issuer is a Delaware statutory trust duly organized and validly existing under the laws of the State of Delaware and has full power and authority to execute and deliver this Servicing Agreement and to perform the terms and provisions hereof;

(b)           The execution, delivery and performance by the Issuer of this Servicing Agreement have been duly authorized by all necessary action by the Issuer, do not require any approval or consent of any Person, do not and will not conflict with any material provision of the organizational documents of the Issuer, and do not and will not conflict with or result in a breach which would constitute a material default under any agreement binding upon or applicable to it or such of its property which is material to it, or any law or governmental regulation or court decree applicable to it or such material property, and this Servicing Agreement is the legal, valid and binding obligation of the Issuer enforceable in accordance with its terms except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors’ rights or by general equity principles; and

(c)           No litigation or administrative proceeding of or before any court, tribunal or governmental body is presently pending, or to the knowledge of the Issuer threatened, against the Issuer or its properties or with respect to this Servicing Agreement, which, if adversely determined would, in the opinion of the Issuer, have a material adverse effect on the transactions contemplated by this Servicing Agreement.

4.04.        Survival of Representations and Warranties. The representations and warranties set forth in this Article IV are continuous and shall survive the date of this Servicing Agreement. Upon discovery by any of the Issuer, the Indenture Trustee, the Back-up Servicer or the Servicer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto, including the Insurer and the Indenture Trustee.

4.05.        Merger or Consolidation of, or Assumption of the Obligations of, or Resignation of Servicer. Any Person (a) into which the Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which the Servicer shall be a party, (c) which may succeed to the properties and assets of the Servicer substantially as a whole, or (d) which may succeed to the duties and obligations of the Servicer under this Servicing Agreement following the resignation of the Servicer subject to Section 2.01 hereof, which Person executes an agreement of assumption to perform every obligation of the Servicer hereunder, shall be the successor to the Servicer under this Servicing Agreement with the prior written consent of the Insurer (if no Insurer Default shall have occurred and be continuing) and without further act on the part of any of the parties to this Servicing Agreement; provided, however, that (i) written notice of such merger, consolidation or assumption of liabilities shall be delivered by the Servicer to the Insurer and the Noteholders, (ii) immediately after giving effect to such transaction, no Event of Servicing Termination (as defined in Section 5.01), and no event which, after notice or lapse of time, or both, would become an Event of Servicing Termination shall have occurred or be continuing, (iii) no Event of Default, Event of Servicing Termination or Re-Liening Trigger would occur as a result of such merger, consolidation or assumption of liability, (iv) the Servicer shall have delivered to the Issuer, the Insurer, the Back-up Servicer and the Indenture Trustee an officer’s certificate and an Opinion of Counsel each stating that such consolidation, merger, succession or resignation and such agreement of assumption comply with this Section 4.05 and that all conditions precedent provided for in this Servicing Agreement relating to such transaction have been complied with and (v) the Servicer shall have delivered to the Issuer, the Insurer, the Back-up Servicer and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements, continuation statements and amendments and notations on certificates of title thereto have been executed and filed (or authorized and filed, as applicable) that are necessary fully to preserve and protect the interest of the Issuer, the Noteholders, the Insurer and the Indenture Trustee in the Contracts and the Financed Vehicles, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

ARTICLE V
DEFAULT, REMEDIES AND INDEMNITY

5.01.        Event of Servicing Termination. Any of the following acts or occurrences shall constitute an “Event of Servicing Termination” under this Servicing Agreement:

(a)           any failure by the Servicer to make any required payment, transfer or deposit to the Indenture Trustee under any Transaction Document on the date such payment, transfer or deposit is required to be made;

(b)           any failure by the Servicer to provide any notices to the Indenture Trustee and the Insurer pursuant to this Servicing Agreement relating to the transfer or calculation of funds;

(c)           failure on the part of the Servicer to duly observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Servicing Agreement or in any other Transaction Document; or the Servicer shall assign its duties hereunder (except as expressly permitted herein);

(d)           any representation, warranty or certification made by the Servicer or any successor thereto in this Servicing Agreement or in any other Transaction Document, or in any certificate delivered pursuant to this Servicing Agreement or any other Transaction Document (other than any representation or warranty relating to a Contract that has been purchased by the Servicer), shall prove to have been incorrect when made, which has a material adverse effect on the Noteholders or the Insurer;

(e)           the Servicer or Back-up Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or Back-up Servicer, respectively, or of or relating to all or substantially all of their respective properties; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer or Back-up Servicer or Successor Servicer or Successor Back-up Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or the Servicer or Back-up Servicer or any successor to either shall admit in writing its inability to pay its debts generally as they become due, file or have filed against it a petition or commence an action to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

(f)            the Servicer or the Back-up Servicer or any successor to either shall cease to be an Eligible Servicer as determined by the Insurer;

(g)           the Servicer makes any material changes to its Collection Policy with respect to the Contracts without the consent of the Insurer, which consent shall not be unreasonably withheld;

(h)           an Event of Default under the Indenture with respect to the Servicer occurs which has not been waived by the Insurer;

(i)            the average Extended Contract Rate with respect to any 3 consecutive Collection Periods exceeds 1.75%;

(j)            the merger or consolidation (including a conveyance transaction) of the Servicer with or into any Person whereby the Servicer is not the surviving entity; or

(k)           the Servicer shall have defaulted on any payment required to be made by it under any material credit agreement or other loan agreement pursuant to which it has borrowed money.

5.02.        Remedies.

(a)           If an Event of Servicing Termination shall occur and be continuing, the Insurer (or, if an Insurer Default shall have occurred and be continuing, any of the Indenture Trustee (to the extent an officer of the Indenture Trustee has actual knowledge thereof), the Issuer, or the Indenture Trustee at the direction of Noteholders evidencing not less than 51% of the Class A Note Balance), by notice given in writing to the Servicer or the Back-up Servicer, as the case may be (“Termination Notice”) (with copies to the Indenture Trustee and the Issuer if given by the Insurer), may terminate all of the rights and obligations of the Servicer or the Back-up Servicer, as the case may be, under this Servicing Agreement (except as set forth in Section 5.03). On or after the receipt by the Servicer of such Termination Notice, all authority, power, duties, obligations and responsibilities of the Servicer under this Servicing Agreement, whether with respect to the Contracts, or otherwise, automatically shall pass to, be vested in and become obligations and responsibilities of the Back-up Servicer (or such other Successor Servicer appointed in accordance herewith); provided, however, that the Successor Servicer shall have no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the Successor Servicer becomes the Servicer or any claim based on any alleged action or inaction of the terminated Servicer. The Successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Termination Notice, whether to complete the transfer and endorsement of the Contracts and related documents to show the Issuer or the Indenture Trustee as lienholder or secured party on the related title documents, or otherwise. The terminated Servicer agrees to cooperate with the Successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Servicing Agreement, including, without limitation, the transfer to the Successor Servicer for administration by it of all cash amounts that shall at the time be held by the terminated Servicer for deposit, or have been deposited by the terminated Servicer, in the Collection Account or thereafter received with respect to the Contracts and the delivery to the Successor Servicer of all Servicer Files, collection records and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the Back-up Servicer or other Successor Servicer, as the case may be, to service the Contracts. The terminated Servicer shall grant the Issuer, the Indenture Trustee, the Successor Servicer and the Insurer reasonable access to the terminated Servicer’s premises at the terminated Servicer’s expense. Subject to Section 2.08(b), the Successor Servicer shall be entitled to be reimbursed pursuant to Section 3.5(d)(i) of the Sale and Allocation Agreement, to the extent described therein, and any excess pursuant to 3.5(d)(x) of the Sale and Allocation Agreement for reasonable costs incurred by it in connection with a transfer of servicing from the Servicer to such Successor Servicer.

(b)           On and after the time the Servicer receives a Termination Notice pursuant to Section 5.02(a), the Back-up Servicer (unless the Insurer shall have exercised its option pursuant to the following paragraph to appoint an alternate Successor Servicer) shall be the successor in all respects to the Servicer in its capacity as servicer under this Servicing Agreement and the transactions set forth or provided for in this Servicing Agreement, and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Servicing Agreement except as otherwise stated herein. The Issuer and such successor shall take such action, consistent with this Servicing Agreement, as shall be necessary to effectuate any such succession. If a Successor Servicer is acting as Servicer hereunder, it shall only be subject to termination under Section 5.02 upon the occurrence of any Event of Servicing Termination with respect to such Successor Servicer.

(c)           On and after the receipt by the terminated Servicer of a Termination Notice pursuant to this Section 5.02, the terminated Servicer shall continue to perform all servicing functions under this Servicing Agreement until the date specified in the Termination Notice. The Insurer (provided that no Insurer Default shall have occurred and be continuing) may exercise at any time (after a Termination Notice is given) its right to appoint as Successor Back-up Servicer or as Successor Servicer a Person other than the Person serving as Indenture Trustee or Back-up Servicer, as the case may be, at the time, and (without limiting the Insurer’s obligations under the Policy with respect to the Class A Notes) shall have no liability to the Issuer, the Indenture Trustee, the Person then serving as Back-up Servicer, any Noteholder or any other Person if it does so. If a Successor Servicer is not chosen within 90 calendar days after the receipt by the Servicer of the Termination Notice, the Back-up Servicer shall act as Successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. If the Back-up Servicer shall be legally unable to act as Servicer, and an Insurer Default shall have occurred and be continuing, the Back-up Servicer, the Indenture Trustee, Noteholders evidencing not less than 51% of the Class A Note Balance or the Issuer may petition a court of competent jurisdiction to appoint an Eligible Servicer as the Successor Servicer. Notwithstanding the above, no provision of this Servicing Agreement shall be construed as relieving the Back-up Servicer of its obligation to succeed as Successor Servicer upon the termination of the Servicer pursuant to this Section 5.02 or the resignation of the Servicer pursuant to Section 5.09. If, upon the termination of the Servicer pursuant to this Section 5.02 or the resignation of the Servicer pursuant to Section 5.09, the Insurer appoints a Successor Servicer other than the Back-up Servicer, the Back-up Servicer shall not be relieved of its duties as Back-up Servicer hereunder. Within 30 days of termination of the Servicer, if such termination causes a change in the address to which Obligor payments are to be sent, the Successor Servicer shall send, or cause to be sent, to each Obligor, a written notice of the name and mailing address of the Successor Servicer to which payments on the Contracts are to be made.

(d)           The Insurer or, if an Insurer Default has occurred and is continuing, the Indenture Trustee, the Issuer, or the Indenture Trustee at the direction of Noteholders evidencing not less than 51% of the Class A Note Balance shall as promptly as possible appoint a Successor Back-up Servicer following delivery of a Termination Notice with respect to the Back-up Servicer. If the Insurer or Indenture Trustee, as applicable, shall fail to approve a Successor Back-up Servicer within 30 days of the date of a Termination Notice, the Indenture Trustee may petition a court of competent jurisdiction for the appointment of a Successor Back-up Servicer that is an Eligible Servicer. Notwithstanding the above, the Indenture Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any Eligible Servicer as the Successor Back-up Servicer hereunder.

(e)           Upon its appointment, the Successor Servicer or Successor Back-up Servicer, as the case may be, shall be the successor in all respects to the terminated Servicer or Back-up Servicer, as the case may be, with respect to servicing functions under this Servicing Agreement and shall be subject to all the responsibilities, duties and liabilities (arising on and after the time of such appointment except for liability arising from the condition of the Servicer’s records at the time the servicing duties are transferred to the Back-up Servicer or other Successor Servicer or for actions or omissions of other Persons) relating thereto placed on the Servicer or Back-up Servicer, respectively, by the terms and provisions hereof (except as otherwise provided in this Servicing Agreement with respect to the Back-up Servicer acting as Servicer), any Successor Servicer shall become the successor Administrator in accordance with Section 20 of the Administration Agreement, and all references in this Servicing Agreement to the Servicer or Back-up Servicer shall be deemed to refer to the Successor Servicer or Successor Back-up Servicer unless the context otherwise requires; provided, however, that the Successor Servicer shall have (i) no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the Successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer, (ii) no obligation to perform any repurchase or advancing obligations, if any, of the Servicer, (iii) no obligation to pay any taxes required to be paid by the Servicer, (iv) no obligation to pay any of the fees and expenses of any other party involved in this transaction and (v) no liability or obligation with respect to any Servicer indemnification obligations of any prior servicer including the original servicer. The indemnification obligations of the Backup Servicer, upon becoming a Successor Servicer, are expressly limited to matters arising from the gross negligence or willful misconduct of the Backup Servicer in its role as Successor Servicer.

(f)            In connection with such appointment and assumption, the Back-up Servicer may make such arrangements for the compensation of itself and the Successor Servicer out of collections of Contract payments, as it and such Successor Servicer shall agree; provided, however, that no such compensation shall be in excess of the Back-up Servicing Fees and Monthly Servicing Fees permitted to the Back-up Servicer and the Servicer, respectively, pursuant to this Servicing Agreement without the approval of the Insurer or, if an Insurer Default has occurred and is continuing, Noteholders evidencing not less than 51% of the Class A Note Balance.

5.03.        Indemnity by the Servicer. The Servicer shall be liable to the Issuer, the Insurer, the Indenture Trustee, the Holders of the Class A Notes, the Owner Trustee, the Paying Agent and Certificate Registrar under the Trust Agreement and the Back-up Servicer (collectively, the “Indemnified Parties”) to the extent of the following:

(a)           The Servicer shall indemnify, defend and hold harmless the Indemnified Parties and any of the officers, directors, employees and agents of the Indemnified Parties from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising out of or resulting from the use, ownership or operation by the Servicer or any affiliate thereof of a Financed Vehicle.

(b)           The Servicer shall indemnify, defend and hold harmless the Indemnified Parties and any of the officers, directors, employees and agents of the Indemnified Parties from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through the breach of this Servicing Agreement by the Servicer, the negligence, misfeasance or bad faith of the Servicer in the performance of its duties under this Servicing Agreement or by reason of reckless disregard of its obligations and duties under this Servicing Agreement.

(c)           The Servicer shall be strictly accountable for all payments actually received on the Contracts.

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH SECTION 5.03 LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY INDEMNIFIED PARTY.

(d)           Notwithstanding any thing herein to the contrary, the Servicer shall not be obligated to indemnify any Person with respect to any amounts representing recourse for uncollectible Contracts.

(e)           Notwithstanding any other provision in this Agreement or any other Transaction Document to the contrary, should the Back-up Servicer by any means become Successor Servicer, the Back-up Servicer shall not inherit any of the indemnification obligations with respect to the actions of any prior servicer including the original Servicer.

5.04.        Procedure for Indemnification. Notwithstanding anything to the contrary in this Servicing Agreement, in the event that an Indemnified Party is entitled to indemnification pursuant to the terms of this Servicing Agreement, such Indemnified Party shall promptly notify the Person against whom such indemnity may be sought (hereinafter called the “Indemnifying Party”) in writing and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party or, at the Indemnified Party’s option, such Indemnified Party may select its own counsel with the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed, to represent the Indemnified Party and any others the Indemnified Party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm at any one time (in addition to any local counsel) for all such Indemnified Parties (unless necessary because of conflicts of interest), and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Indemnified Party. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed, but if settled with such consent or if there be an adverse final judgment, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

5.05.        Liability of the Back-up Servicer. The Back-up Servicer shall not be liable to the Servicer, the Issuer, the Insurer, the Indenture Trustee or the Noteholders (i) by reason of any act, contract or transaction performed in good faith by the Back-up Servicer pursuant to this Servicing Agreement nor shall it be liable for any loss resulting therefrom or for any lost profit derived therefrom or any errors in judgment, so long as such act, contract or transaction shall, at the time at which it was performed or entered into, have been reasonable and prudent under the circumstances and shall have conformed in all material respects to the express provisions of this Servicing Agreement or (ii) for any action taken or for errors in judgment committed directly resulting from fraud, negligence or willful misconduct of the Seller, the Issuer, the Servicer, the Insurer, the Indenture Trustee or the Noteholders.

5.06.        Notification. Upon discovery of the occurrence of any Event of Servicing Termination, after the expiration of any applicable grace period, the Servicer or the Back-up Servicer shall give written notice of the occurrence of an Event of Servicing Termination to the Insurer, the Indenture Trustee, and the Owner Trustee. Unless the Insurer, or if an Insurer Default has occurred and is continuing, Noteholders evidencing not less than 51% of the Class A Note Balance, gives written notice to the Servicer or the Back-up Servicer, as the case may be, within seven Business Days of receipt of such notice from the Servicer or the Back-up Servicer that the Insurer or Noteholders evidencing not less than 51% of the Class A Note Balance, as the case may be, have waived such Event of Servicing Termination, the Servicer or the Back-up Servicer, as the case may be, shall then give notice in writing to the Rating Agencies, the Issuer and any other Persons identified on a list provided to the Servicer or the Back-up Servicer, as the case may be, by the Issuer as such list may be amended from time to time, and the Indenture Trustee shall give notice to the Noteholders.

5.07.        Waiver of Event of Defaults. The Insurer or the Indenture Trustee at the direction of Noteholders evidencing not less than 51% of the Class A Note Balance (with the prior written consent of the Insurer if no Insurer Default shall have occurred and be continuing) may waive any Event of Servicing Termination, except for an Event of Servicing Termination arising by virtue of a default in making any required deposits to or payments from the Collection Account, the Class A Note Payment Account, the Class B Note Payment Account or the Reserve Account in accordance with this Servicing Agreement. Notwithstanding the preceding sentence, the Insurer (if no Insurer Default shall have occurred and be continuing) may, on behalf of all Noteholders, waive any Event of Servicing Termination. Upon any such waiver of an Event of

Servicing Termination, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Servicing Agreement. No such waiver shall extend to any subsequent or other default or impair any rights of the Noteholders or the Insurer with respect to subsequent Events of Servicing Termination consequent thereon except to the extent expressly so waived.

5.08.        Survival. The agreements in Section 5.03 shall survive the termination of the Indenture, the removal, resignation or replacement of the Servicer and the payment in full of the Notes.

5.09.        Servicer and Back-up Servicer Not to Resign. Subject to the provisions of Section 5.02, neither the Servicer nor the Back-up Servicer shall resign from the obligations and duties imposed on it by this Servicing Agreement as Servicer or Back-up Servicer except upon a determination that by reason of a change in legal requirements the performance of its duties under this Servicing Agreement would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Servicer or the Back-up Servicer, as the case may be, and the Insurer does not elect to waive the obligations of the Servicer or the Back-up Servicer, as the case may be, to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer or Back-up Servicer shall be evidenced by an opinion of counsel to such effect delivered and acceptable to the Issuer, the Indenture Trustee, and the Insurer. No resignation of the Servicer shall become effective until the Back-up Servicer or an entity acceptable to the Insurer (if no Insurer Default shall have occurred and be continuing) shall have assumed the responsibilities and obligations of the Servicer. No resignation of the Back-up Servicer shall become effective until an entity acceptable to the Insurer shall have assumed the responsibilities and obligations of the Back-up Servicer; provided, however, that in the event a successor Back-up Servicer is not appointed within 60 days after the Back-up Servicer has given notice of its resignation and has provided the opinion of counsel required by this Section 5.09, the Back-up Servicer may petition a court of competent jurisdiction for its removal.

ARTICLE VI
TERMINATION OF AGREEMENT

6.01.        Term. This Servicing Agreement shall remain in effect until termination of the Indenture.

6.02.        Effect of Termination. Upon termination of this Servicing Agreement, the Servicer shall, at the direction of the Issuer, promptly deliver to the Issuer or its designee all Servicer Files and any related files and correspondence in its possession as are related to the management of the Contracts and the services provided hereunder.

6.03.        Transfer of Servicing. Upon termination of this Servicing Agreement, the Servicer shall cooperate in the transfer of the Servicer Files. Any matters pending at the effective termination date will continue to be processed in an orderly and timely fashion; it being intended, however, that responsibility for the Contracts shall transfer as quickly as practicable and in any event within thirty days after the termination date.

ARTICLE VII
MISCELLANEOUS PROVISIONS

7.01.        Amendment. This Servicing Agreement may only be amended by mutual written consent of the parties hereto and with the prior written consent of the Insurer and Noteholders evidencing not less than 51% of the Class A Note Balance. No amendment made to the Sale and Allocation Agreement or the Indenture, without the Back-up Servicer’s or the Servicer’s written consent, shall be effective as to the Back-up Servicer or the Servicer, respectively, to the extent such amendment is disadvantageous in any respect to the Back-up Servicer or the Servicer, respectively. The Rating Agencies and any other Persons identified on a list provided to the Issuer, as such list may be amended from time to time, shall be given by the Issuer prior notice of any proposed amendment to the Servicing Agreement, the Sale and Allocation Agreement or the Indenture and, upon any such amendment, shall promptly be provided by the Issuer a copy of any such amendment.

7.02.        Waivers. The provisions of this Servicing Agreement may only be waived by written consent of the Insurer or, if an Insurer Default has occurred and is continuing, Noteholders evidencing not less than 51% of the Class A Note Balance, and the parties hereto. The failure of any party at any time to require performance by the other of any provision of this Servicing Agreement shall in no way affect that party’s right to enforce such provision, nor shall the waiver by any party of any breach of any provision of this Servicing Agreement be taken or held to be a waiver of any further breach of the same provision or any other provision.

7.03.        Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered personally or mailed by first-class registered or certified mail, postage prepaid, or by telephonic facsimile transmission and overnight delivery service, postage prepaid, in any case addressed as follows:

To the Servicer:

First Investors Servicing Corporation

c/o First Investors Financial Services, Inc.

675 Bering, Suite 710

Houston, Texas 77057

Attention: Bennie H. Duck

Telephone: (713) 977-2600

Fax: (713) 260-0028

To the Indenture Trustee/Back-up Servicer:

Wells Fargo Bank, National Association

MAC N9311-161

Sixth Street and Marquette Avenue

Minneapolis, Minnesota 55479

Attention: Corporate Trust Services – Asset-Backed Administration

Telephone: (612) 667-8058

Fax: (612) 667-3464

To the Issuer:

First Investors Auto Owner Trust 2006-A

c/o Wells Fargo Delaware Trust Company, as Owner Trustee

919 North Market Street, Suite 700

Wilmington, Delaware 19801

Attention: Corporate Trust Administration, Ann Dukart

Telephone: (302) 575-2004

Fax: (302) 575-2006

To the Rating Agencies:

Moody’s Investors Service, Inc.

99 Church Street, 4th Floor
New York, New York 10007
Attn: Yan Yan

ServicerReports@moodys.com

With an additional copy to:

Moody’s Investors Service, Inc.

99 Church Street, 4th Floor

New York, New York 10007

Attn: ABS Monitoring Department

Standard & Poor’s

55 Water Street

New York, New York 10041

Attention: Amy Martin

Phone: (212) 438-2404

Fax: (212) 438-2649

To the Insurer:

MBIA Insurance Corporation

113 King Street

Armonk, New York 10504

Attention: Insured Portfolio Management-

Structured Finance (IPM-SF)

Phone: (914) 273-4545

Fax: (914) 765-3810

Such notice, request, consent or other communication shall be deemed given when so delivered, or if mailed, two days after deposit with the U.S. Postal Service.

7.04.        Severability of Provisions. If one or more of the provisions of this Servicing Agreement shall be held invalid for any reason, such provisions shall be deemed severable from the remaining provisions of this Servicing Agreement and shall in no way affect the validity or enforceability of such remaining provisions. To the extent permitted by law, the parties hereto hereby waive any law which renders any provision of this Servicing Agreement prohibited or unenforceable.

7.05.        Rights Cumulative. All rights and remedies under this Servicing Agreement are cumulative, and none is intended to be exclusive of another. No delay or omission in insisting upon the strict observance or performance of any provision of this Servicing Agreement, or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy. Every right and remedy may be exercised from time to time and as often as deemed expedient.

7.06.        No Offset. Prior to the termination of this Servicing Agreement, the obligations of the Back-up Servicer and the Servicer under this Servicing Agreement shall not be subject to any defense, counterclaim or right of offset which the Back-up Servicer or the Servicer may have against the other or against the Issuer, the Seller, the Insurer, any Noteholder or the Indenture Trustee, whether in respect of this Servicing Agreement, any Contract or otherwise.

7.07.        Inspection and Audit Rights. The Servicer agrees that, upon prior written notice, it will permit the Issuer, the Insurer, the Back-up Servicer, or the Indenture Trustee and their respective representatives, during the Servicer’s normal business hours, to examine the Servicer Files, all the books of account, records, reports and other papers of the Servicer relating to the Contracts, to make copies and extracts therefrom, to cause such books to be audited by independent public accountants selected by the Issuer, and to discuss its affairs, finances and accounts relating to the Contracts with its officers, employees and independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. Any expense incident to the exercise by the Issuer, the Insurer or the Indenture Trustee of any right under this Section 7.07 shall be borne by the Servicer. The Servicer shall allow such examination within two (2) Business Days of receipt of the required notice if so requested by the requesting party.

7.08.        Powers of Attorney. The Issuer shall, from time to time, provide to the employees of the Servicer and the Indenture Trustee limited, revocable powers of attorney or other such written authorizations as may be appropriate to enable the Servicer and the Indenture Trustee to perform its respective obligations under this Servicing Agreement and the Indenture; provided, however, that the Issuer shall not be required to provide such powers with respect to any matter for which the Issuer does not have authority to perform itself.

7.09.        Assignment and Binding Effect. Except with respect to the pledge of its rights under this Servicing Agreement by the Issuer to the Indenture Trustee pursuant to the Indenture and as expressly provided herein, this Servicing Agreement may be assigned by the Issuer only with the written consent of the parties hereto and the Insurer or, if an Insurer Default has occurred and is continuing, Noteholders evidencing not less than 51% of the Class A Note Balance; however, in the event of an assignment, all provisions of this Servicing Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

7.10.        Captions. The article, paragraph and other headings contained in this Servicing Agreement are for reference purposes only, and shall not limit or otherwise affect the meaning hereof.

7.11.        Counterparts. This Servicing Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

7.12.        Governing Law. This Servicing Agreement shall be deemed entered into under and shall be governed by and interpreted in accordance with the laws of the State of New York without reference to its conflict of law provisions, and the obligations, rights and remedieis of the parties hereunder shall be deterimined in accordance with such laws.

7.13.        Parties. Except as set forth in Section 7.16 hereof, this Servicing Agreement shall inure solely to the benefit of and shall be binding upon the parties hereto, and their respective successors, legal representatives and assigns, and no other Person shall have or be construed to have any equitable right, remedy or claim under or in respect of or by virtue of this Servicing Agreement or any provision contained herein.

7.14.        Relationship of the Parties. The relationship of the parties to this Servicing Agreement is that of independent contractors. Neither this Servicing Agreement nor any of the activities contemplated hereby shall be deemed to create any partnership, joint venture, agency or employer/employee relationship among the Back-up Servicer, the Servicer and the Issuer.

7.15.        No Bankruptcy Petition Against the Issuer or Depositor. The Back-up Servicer, the Servicer and the Indenture Trustee agree that, prior to the date that is one year and one day after the payment in full of the Notes, none of them will institute against or join any other Person in instituting against, the Issuer or the Depositor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under the laws of the United States or any state of the United States. This Section 7.15 shall survive the termination of this Servicing Agreement.

7.16.        Third Party Beneficiaries. This Servicing Agreement shall inure to the benefit of the Noteholders and the Insurer and their respective successors and assigns. Without limiting the generality of the foregoing, all covenants and agreements in this Servicing Agreement which expressly confer rights upon the Insurer or the Noteholders shall be for the benefit of and run directly to them, and each shall be entitled to rely on and enforce such covenants to the same extent as if it were a party hereto. Notwithstanding the foregoing, the Noteholders shall have no rights to enforce the provisions of this Servicing Agreement so long as there is no Insurer Default that has occurred and is continuing.

7.17.        Other Agreements. The Servicer and the Back-up Servicer will not be obligated or bound by any provision or term of any other agreement, including the Indenture and the Sale and Allocation Agreement, except to the extent, and only to the extent, expressly stated herein or therein.

7.18.        Purchase and Subsequent Pledge. The Servicer hereby acknowledges that the Issuer will acquire the Contracts and the other items included in the Collateral pursuant to the Sale and Allocation Agreement and will pledge the Contracts and the other items included in the Collateral along with the Issuer’s rights under this Servicing Agreement, the Contribution Agreement and the Sale and Allocation Agreement to the Indenture Trustee for the benefit of the Noteholders and the Insurer pursuant to the terms of the Indenture, and that the representations and warranties contained in the Contribution Agreement, Sale and Allocation Agreement, this Servicing Agreement and the Indenture and the rights of the Issuer under the Indenture, this Servicing Agreement, the Contribution Agreement and the Sale and Allocation Agreement are intended to benefit the Noteholders and the Insurer.

7.19.        Exercise of Rights by Insurer. All rights granted to the Insurer pursuant to this Servicing Agreement shall terminate during the pendency of an Insurer Default and during such time the Insurer’s rights may be exercised by Noteholders evidencing not less than 51% of the Class A Note Balance; provided, however, the Insurer’s rights shall be reinstated in full, immediately upon the cure of such Insurer Default.

7.20.        Limitation of Liability. Notwithstanding any other provision herein or elsewhere, this Servicing Agreement has been executed and delivered by Wells Fargo Delaware Trust Company, not in its individual capacity, but solely in its capacity as Owner Trustee of the Issuer. In no event shall Wells Fargo Delaware Trust Company or the Owner Trustee have any liability in respect of the representations, warranties, or obligations of the Issuer hereunder or under any other Transaction Document and for all purposes of this Agreement and each other Transaction Document the Owner Trustee and Wells Fargo Delaware Trust Company shall be entitled to the benefits of the Trust Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Issuer, the Back-up Servicer, the Servicer, the Custodian and the Indenture Trustee have caused this Servicing Agreement to be duly executed by their respective authorized officers as of the date and year first above written.

First Investors Auto Owner Trust 2006-A, as Issuer

By:	Wells Fargo Delaware Trust Company, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:
Name:
Title:

Wells Fargo Bank, National Association, not in its individual capacity but solely as Back-up Servicer

By:
Name:
Title:

Wells Fargo Bank, National Association, not in its individual capacity but solely as Indenture Trustee and Custodian

By:
Name:
Title:

First Investors Servicing Corporation, as Servicer

By:
Name:
Title:

Servicing Agreement Signature Page

SCHEDULE I

FIRST INVESTORS FINANCIAL SERVICES

RETAIL COLLECTION POLICY & OPERATING PROCEDURES

March 2003

Preface

This procedure explains the First Investors Financial (FIFS) policy for collections. In addition, this section explains the various methods to be employed by office personnel to maximize collection efforts; FIFS complies with the Fair Debt Collection Practices Act and all applicable state and federal laws and regulations. (For specific requirements or specific state legislation refer to Legal Procedures.)

Note:  Any exception to this policy manual needs to be approved by a Manager or higher Authority.

Office Responsibilities

The office goals are:

•                                          Successful and profitable liquidation of accounts receivables;

•                                          To maintain client satisfaction- which leads to repeat business.

The office can meet these objectives by establishing timely and effective collection practices.

The importance of immediate follow-up on a delinquent account cannot be over-emphasized. The later in the delinquency cycle a customer is contacted, the fewer options are available to FIFS and the customer.

Profitability on an account is effected by more than the potential loss on repossession. An account that must be contacted every month for payment is incrementally less profitable than an account that pays “as agreed,” even though all payments are made in both cases.

Collections Unit Organization

FIFS organizes the collection department by utilizing an online (auto dialer system) and offline system consisting of three steps:

•                                          Accounts are assigned to collection queues determined by: 1) the delinquency of the account (days past due), 2) the status of the account (repossession, bankruptcy, skip, etc.) and 3) the balance of workloads.

•                                          Accounts are assigned to in-house collectors titled Account Service Representatives. (ASR’s) according to experience level and previous performance.

•                                          The ASR is responsible for ensuring proper collection follow-up for all assigned accounts. The ASR’s are separated into two departments. The front-line collection  group handles accounts under 30 days past due. Back-end collectors handle accounts over 30 days past due until resolution ( i.e. account brought

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current, paid-in-full, repossessed or forwarded to a specialty unit such as bankruptcy or litigation).

Account Distribution

The basis of the FIFS collection philosophy is that all past due accounts not already awaiting resolution or another specific strategy, will be reviewed for daily activity. This is the minimum requirement, but collectors are encouraged to follow up as often as conditions warrant. Daily Routine will be governed by each collection department to ensure best coverage and delinquency management for all past due accounts.

Account Tracking

FIFS uses an automated collection system that tracks all delinquent accounts. The system is extremely flexible and allows FIFS maximum ability to organize collection follow-up. The collection system contains data on all accounts and provides collector “queues” based on a number of variables including, balance, days past due, behavioral score, test group, and credit score.

On the first day of delinquency, accounts are placed in the collection system for follow-up. Each ASR is given a collection queue to manage on a daily basis. The accounts are randomly distributed to each queue based on delinquency level and ASR experience. Accounts remain with the assigned collector until a point is reached requiring designation of another ASR or department.

Telephone Collection Concept

Emphasis is placed on the use of the telephone as the primary tool for customer contact. It is the most effective collection tool. Telephone contact is quick and provides immediate results. Poor follow-up results in the loss of revenue and potential repeat customers.

•                                          The advantages of telephone collection follow-up are:

•                                          Efficiency-The collector is able to contact more customers during a given time period.

•                                          Low Cost-In comparison to travel and direct contact expenses.

•                                          Privacy-The collector is able to take notes and refer to records without distracting the customer.

The Collection Call

An effective collection call is made up of a series of logical steps. These steps assure that all the information needed from customers is obtained, while also meeting all of FIFS legal and ethical requirements.

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The steps of an effective collection call are listed and described below. Always follow and complete the steps as the customer and the nature of the individual call dictate. This will ensure a thorough and successful contact.

Four Steps to an Effective Collection Call

Step One	Greeting

Step Two	Facts

Step Three	Negotiations

Step Four	Power Close

Step One – Greeting

•                                          Confirm that it is our customer

•                                          Develop Right Party Contact (RPC) if the contact is not our customer

•                                          Identify yourself and the company (i.e. This is                           with First Investors Financial Services….)

•                                          Clearly state the purpose of the call

•                                          PAUSE

Special note:  Maintain a professional tone and always maintain control of conversation.

Step Two – Facts

•                                          Gather key Facts / Reasons for delinquency

•                                          Stick with the topic of conversation

•                                          Verify information – Address, place of employment, contact numbers, income, debt statement, and location of collateral

•                                          Resolve any conflicts or disputes

•                                          Ask for the Total Due

Special note:  Tone reflects sincere empathy for the customer and his/her situation.

Step Three - Negotiate

•                                          Overcome objections

•                                          Identify all customer benefits

•                                          Create a solution

•                                          Obtain customer commitment

Special note:  Listen to what the customer is saying. Emphasize customer benefits such as:  to eliminates additional action, stop collection calls and notices, and promotes good CBR rating.

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Step Four – Power Close

•                                          Urgency

•                                          Reconfirmation of arrangements

•                                          Stress confidence in arrangements

•                                          Thank customer

•                                          Set customer expectations

Before ending the call, verify pertinent customer information such as residence address and telephone, current employment and telephone and any mobile or pager numbers, to facilitate the next contact. Always determine the location of and who is in possession of our collateral.

If the customer states the delinquent payment was mailed, the ASR should confirm the amount of the payment mailed, type of payment (check, cashier check, etc.), and source of the funds. The customer should be reminded that there is no grace period and to allow for mailing time.

If the customer has not mailed a payment to bring the loan current, arrangements for bringing the account current should be made. Arrangements for all past due monies as well as future payments should be set-up by the collector and agreed upon by the customer. On all collection calls the reason for delinquency (RFD) should be discussed and noted.

The ASR should attempt to use urgency payments on all past due payments. Western Union Quick Collect should be the main source of urgency suggested (express mail is another good delivery tool). Phone Pay should be offered on EVERY collection call.

The customer benefits of using phone pay are: 1)it is less expensive than Western Union Quick Collect, 2) the customer’s voided check provides them with a permanent record and 3) the customer receives a confirmation letter from Western Union.

It is important that all details of the collection call be noted for future use.

Working with the Customer

Proper account handling is critical to the success of First Investors Financial Services. The first step in providing quality account servicing is to recognize who the customer is. Virtually every person whom we come in contact with while acting as a FIFS employee is our customer. The next step is to understand the elements that comprise Quality Customer Service – service that not only meets, but also exceeds our customers’ expectations.

The Three C’s

Quality Customer Service consist of three basic elements:

•               Competence

•               Concern

•               Courtesy

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Competence

The ability to deliver quality customer service depends on the employee’s competence – having the knowledge and skill necessary to do the job properly.

Simply having job knowledge and skills is just the starting point. Each employee must also demonstrate to both internal and external customers that he/she can do the job- that the employee can deliver on our promise of quality customer service. Few things are more frustrating to a customer than dealing with a company whose employees lack competence. When competence is missing in a customer contact, the customer doubts the ability of the employee to provide quality service.

The specific knowledge and skill required to perform a task completely differ from job to job, but there are four broad competency standards that apply to any job:

1.                                       Demonstrate efficient job skill:  Every job at FIFS has a set of job skills necessary for performance of the job. It is important to understand that whatever a person’s job, our customers expect employees to know how to perform the skills for which they are responsible in quick and efficiently manner.

2.                                       Demonstrate knowledge of FIFS, its policies and procedures. To the customer, each employee is FIFS. Therefore, employees will often be in the position of having to explain company policies and procedures in a way that makes them sound logical and customer-oriented, rather than arbitrary. This includes understanding your own span of authority. Know when it is appropriate to get others involved when helping customers (i.e. when customers request exceptions to settlement policy requirements).

3.                                       Provide complete information. Customers expect that FIFS will provide all the information they will reasonably need about its’ processes, procedures and policies. It is every employee’s responsibility to know these things and to be able to tell the customer what they need to know. We should never leave it up to the customer to discover things on his or her own.

4.                                       Know where to get information. Another requirement of competency is to know what resources to consult, whether those resources are manuals or fellow employees. An employee is not expected to know everything. Even the most demanding customers will understand that the person they’re speaking with may not have the answer to a problem, as long as an answer can be obtained within a timely fashion.

Show concern. All customers want to feel the companies they deal with have a genuine concern for them and their needs. Without concern, the positive impression created by Competence will quickly disappear. When concern is missing, customers feel like they are just a number and are not valued. Showing concern involves following a few simple guidelines:

1.                                       Project a warm, friendly presence. A smile goes a long way toward making customer’s feel that their concerns really matter. That may seem obvious when dealing with a

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customer face-to-face, but it is equally true over the telephone. Studies have shown that when people smile while talking on the telephone, the person on the other end of the line “hears the smile” in their voice. An added benefit is that smiling tends to make a person more relaxed and less stressed.

2.                                       Use the customer’s name. All people like to be recognized and respected. One simple way to show respect and recognition of customers as individuals with their own unique identity is by using their names. When using customers’ names, do so at times when it is natural. Do not use names so frequently that it becomes forced or insincere. A good rule of thumb is to try to use the customer’s name two to three times during a conversation.

3.                                       Express empathy. Empathy is the ability for the ASR to put him/herself in the “customers’ shoes” – to show understanding of their points of views and concerns. Expressing empathy requires careful listening to what the customer says, and sincere understanding of his/her underlying feelings of frustration, fear, or anger. A simple “I’m sorry that happened” when mistakes occur goes a long way toward defusing customer anger, and shows that the ASR understands the customer’s point of view. It is possible to show we understand a customer’s problem without accepting fault on the part of the company.

4.                                       Take responsibility for customer satisfaction. When contact is made with a customer, the ASR’s job is not finished until the customer’s needs have been met. If the ASR can not personally satisfy the need, the customer should be directed to someone who can. Also, when the ASR is presented with a problem that the customer perceives to be “our” fault, it is extremely important to avoid blaming someone else in the company. We all “own” customer problems and blaming others simply appears to the customer as “passing the buck”. Whatever agreement is made with a customer be sure that the agreement is carried through and followed-up as stated.

5.                                       The ASR should give the customer their undivided attention. No one is more important than the customer. No office activity is more important than a conversation with a customer. To make sure customers get this message loudly and clearly, the ASR will need to take precautions to ensure that when serving a customer, they keep interruptions to an absolute minimum. In particular, they should avoid side conversations with other employees unless it is directly related to the customer’s need. If it becomes necessary to leave the customer to obtain information, clearly explain where you are going, and how long it will take.

Courtesy

Practicing courtesy towards a customer sounds like simple common sense. Who would be intentionally rude to a customer?  However, one’s behavior can sometimes appear discourteous unintentionally. Unprofessional greetings, abrupt, unexplained holds, and long waits equal bad business conduct because customers perceive these behaviors as rude.

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Courtesy is almost synonymous with respectfulness. Being courteous in a business setting is a matter of following rules of etiquette designed to show respect.

Greet and respond to customers quickly and properly. It is common courtesy that the ASR responds quickly and properly to any customer who calls on the telephone. Remember that customers are not interruptions. Taking care of customers is our primary job. If the person who normally greets customers is not available, the ASR should take it upon his/herself to greet the customer.

When using the customers’ name, use their title and last name. For example, “Good afternoon, Mr. Marks.”  Do not address customers by their first names.

Listen to customers. Listening without interrupting may be the most important element of quality customer service. Listening to customers is a matter of respect. It is virtually impossible to show concern, demonstrate competence, or practice courtesy if the ASR does not first listen to what the customer has to say.

Listening to customers goes beyond hearing what they have to say. An important part of listening is to assure customers that they are being listened to. This means that the ASR needs to actively listen. Questions should be asked to get customers to explain situations fully. Summarize what the customers says to show that they are understood. Once the ASR has demonstrated active listening, it will be possible to express empathy, take responsibility for customer satisfaction, and provide complete information.

Ensure the customers’ understanding. In order to ensure that the ASR has successfully handled a customer’s request or need to its resolution, The collector should discuss the interaction with the customer. Unless both the ASR and the customer come away from the contact with the same understanding of what has occurred or been decided, we have not provided quality customer service.

Reconfirm the action that you or the customer will take. For example, “Okay, Mr. Carr, you are going to talk to your banker about a consolidation loan so that we can get your account settled.”

Know and use telephone etiquette. The majority of contacts with customers occur via telephone, so it is essential to know and use the rules of telephone etiquette.

Telephone Etiquette

Be professional. Talk in a friendly tone and control your rate of speech.

To convey competence, concern, and courtesy when handling telephone calls, each ASR should use the following:

•                                          Answer promptly. Answer calls between the first and third ring. Generally, the optimal point to answer is after the second ring.

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•                                          Greet the caller. When answering the telephone say:  “Thank you for calling FIFS. This is [your name], how may I help you?”  This will usually cause the customer to provide the information you need to be able to respond, either by helping the customer yourself, or by directing the call to the appropriate person.

•                                          Handle or direct the call. Either handle the call yourself or direct the call to the employee who can best serve the customer’s needs. Identify the caller and obtain the account number when appropriate.

•                                          Use holds when necessary. If it is necessary to put callers on hold, proceed as follows:

Request and obtain caller’s permission to put them on hold. For example, “It will take a minute to look up your payment information. Will you please hold?”

•                                          Do not leave callers on hold for longer than on minute without returning to the line. If it is necessary to extend the hold, explain the delay, and ask callers if they will continue to hold. If this is other than a collection call, offer to have the appropriate person call back if the hold will have to continue for more than a minute.

•                                          When picking up a call that was on hold, thank the customer for holding. For example, “Thank you for holding, Mr. Carr. I have the information for you now.”

•                                          Always use the hold feature on your telephone so that the customer cannot hear office conversation while waiting.

•                                          Transfer when appropriate. When referring a call to another employee for handling: Tell the callers the first and last name of the person whom they will be speaking. For example, “Mr. Carr, I’ll be transferring you to Marge Sands.

•                                          Thank the customer.

Use the holds skill to transfer the call

Tell the employee the caller’s name and the reason for the call. For example, “Marge, I have Mr. Carr on the line. He wants to know about the settlement offer he faxed to you.”

Pick-up Transfers properly.     When picking up a call that was transferred:

1)  Greet the caller by name.

2)  Tell the caller your name (must be done within the first 60 seconds of a call)

3)  Restate the purpose of the call.

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For example, “ Hello, Mr. Carr. This is Marge Sands. I understand you have a question about the letter you received this morning.” This lets the caller know that the ASR has been informed of the reason for their call.

•                                          Take messages. Always try to take care of the caller or direct the call to someone who can do so. When it is not possible, take complete and accurate messages. Follow these guidelines:

•                                Obtain the caller’s name, telephone number, and nature of the call.

•                                If the caller has a difficult name, ask for the correct spelling and not the correct pronunciation phonetically.

For example, “Stawiarski” would be correctly spelled on the message and then the phonetic spelling, “Stavarski”, would be noted in parentheses.

•                                          Conclude the call positively. End each telephone call on a positive note:

•                                          Thank the customer for calling.

Voice Quality

When the ASR talks to someone over the telephone, personality is conveyed entirely through voice. Because we do not have the advantage of facial expression and body language when speaking on the phone, our voice needs to communicate warmth, friendliness, and a desire to be of service to all callers. If the ASR is smiling, the smile will be reflected in his/her voice by a friendly tone. If the ASR is slouched in their chair, their voice is likely to have an indifferent, lackadaisical quality, instead of sounding eager to serve.

To help communicate competence, concern and courtesy for customers while speaking over the phone,  the ASR should speak as thought the caller were seated across the desk from them. Smile when appropriate, even though the caller can’t see the smile. ASR’s should sit up straight, and focus attention to the caller.

Voice Quality

There are four elements to a professional businesslike voice quality:

Tone, Rate, Volume and Diction

Following is a description of each element and suggestions for effective use.

Tone

This should be friendly, warm, and courteous without being overly familiar or formal. An ASR should always smile. Even when speaking about a serious matter and the customer has become upset, continue to be friendly and professional.

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Rate

Generally, it is best that the ASR match rate of speech to that of the customer. If the ASR speaks much faster than the customer does, the customer may get the impression that  rushing to them off the telephone. Speaking slower than the customer, on the other hand, can give the impression that the ASR is unsure or perhaps bored and do not place high priority on the callers needs.

Volume

The ASR should Speak as though they were speaking to someone seated across the desk, unless the caller has difficulty hearing at this normal volume. A low volume makes the ASR sound timid and uncertain. A high volume makes the ASR sound harsh and insensitive.

Diction

Pronounce each worked clearly to make sure that what is being said is understood and sounds professional. Be careful not to use run on words or “swallow” word endings.

Reasons for Delinquency

There are two things to keep in mind about customers with delinquent accounts. First, customers whose accounts have become delinquent and have had their account placed with our office are not our adversaries. These are the same people who we investigated and to whom we extended credit not long ago based on the facts that this customer had the ability and the willingness to repay their obligations. One of the ASR’s key responsibilities, then, is to determine what has changed since that time and how we can work with the customer to resolve the situation to our mutual benefit.

Second, keep in mind that there are many reasons why an account may become delinquent. These Include:

Unemployment or Reduction in Income – Layoffs, strikes, slow times in business resulting in fewer hours and lower pay, termination, disability, or retirement can all seriously affect a customer’s ability to meet payment obligations.

Unforeseen Expenses / Over obligation – A sudden or unforeseen jump in expenses such as medical costs, car repairs or dental bills can affect the customer’s ability to repay their loan or bills. Also, a customer who does not handle his or her money well many incur more debt than can be reasonably managed with available resources.

Vehicle Purchase Dispute – Sometimes, customers encounter problems with the vehicle they purchased. When this occurs, customers will often stop paying and never have the matter resolved.

Divorce or Separation – A change in the customer’s marital status can significantly affect his or her income due to the pressures of alimony, new housing expenses, child support, loss of a spouse’s financial contribution to a household, etc.

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Illness – If a customer becomes ill and cannot work for a period of time, or if illness strikes a member of his or her family, a loss of income and the cost of medical expenses can affect his or her ability to meet financial obligations.

Helping Find Solutions

While all of these circumstances are regrettable, most are temporary. Even in cases of bankruptcy or death, it is possible to collect on the account. Generally, we will find that customers would like to repay their obligations if they could only figure out how to do it in light of their altered circumstances.

The ASR can offer a valuable service to these customers and to FIFS by helping them find the best solution that will let them pay the money they owe. This includes finding the reason behind why the are not paying, and letting the customer know that FIFS wants to help them solve the problem. The next step for the ASR is to work on a plan that will allow then to pay off their account as soon as possible.

The most effective way to prevent delinquency is to manage each account on a daily basis. To do this, the ASR must keep account records up to date, anticipate problems whenever possible, and communicate with customers frequently to ensure promises are kept.

Objective is to educate the customer and resolve delinquency. There are several practices to remember while you work towards resolution.

•                                          Telephone is the primary tool

•                                          Work accounts daily

•                                          Firm communication, keep control

•                                          Follow up on broken promises

•                                          Always obtain reason for delinquency

•                                          Stress urgency to get account paid

•                                          Educate customers on payment options

•                                          Repeat arrangements

•                                          Verify account information

•                                          Educate follow up

•                                          Set the customers Expectations.

Right Party Contacts (customer)

•                                          Who you spoke with (the person’s name).

•                                          Actual Reason for delinquency.

•                                          When they will be paying.

•                                          The amount of the payment.

•                                          The source from where the funds for the payment is coming form.

•                                          When they will be making their next payment.

•                                          Any other relative facts that will help collect the account now and in the future.

•                                          Verify home address, telephone number and any employment information

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Third Party Contacts

•                                          Who you spoke with (the person’s name and relation to customer).

•                                          When the customer will be home for a return call.

•                                          If you did or did not leave a message.

•                                          Where the customer is at the time of the call.

•                                          Any other information provided by the person you spoke with that will help with future collections.

All notes should be clear and easy to understand.

Opinions about the customer should not be formed or noted on the collection record. Stick to the facts and details of the call.

If the customer is not reached after reasonable attempts and messages have been left for return calls, the customer file should be pulled and references should be contacted. If the ASR is able to contact a reference, the ASR should attempt to update the customer’s file, verifying home address, telephone and any employment information. A call back number should be left with the reference for the customer.

* When speaking with a third party, ALWAYS ask for permission to call them in the future with respect to confirming information regarding our customer. Once they give permission, document it clearly in the notes.

*FDCPA states only to contact a 3rd party again if requested by the third party or if you have reason to believe information is erroneous.

After references have been worked, the ASR should obtain a neighbor and related name list for location calls and messages. A neighbor should only verify our customer’s address.

If attempts to reach the customer are unsuccessful, the ASR should confirm that we have the best possible address and employment information. This information should help to assist in the repossession process.

If the above have been completed, the unit supervisor should review the account for final resolution.

Record all ISDN (caller ID number) numbers supplied in permanent text.

Input the appropriate activity code and associated note into the collection system. The system automatically assigns the current date and time. The note should recap the results of the contact.

Follow-up on any promises or commitments on agreed-upon dates.

Note:  It is recommended that headsets be used by all collectors.

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The office must avoid conducting telephone activities, which fall into the following categories:

1.                                       Hours of collections – Telephone calls to customers can be made from 8:00 AM to 9:00 PM in their respective time zones Monday through Friday. Calls are also made on weekends and holidays. If the customer specifically requests contact outside the 8:00 AM to 9:00 PM window, and there is no conflict with that states laws, then calls can be made.

2.                                       Calls to friends, neighbors, relatives, and children - The only reason for such calls is an attempt to locate a customer who has moved without advising FIFS of his new address. In that case, discussion of the account is not permissible since it could embarrass the customer and violate federal and/or state privacy laws.

3.                                       Calls making a variety of threats - Threats should never be made, stated, or implied. Discussions of the possibility of repossession might be considered a form of threat and should not be used in such manner. Repossession is and should be the last resort. Unless FIFS is ready and has the present intent to take legal action, this possibility should not be mentioned.

4.                                       Calls asserting falsely that credit ratings will be hurt - Offices must be careful of this because it is difficult to define. Discussion of such a possibility might also be considered a form of threat. Use language such as “are you aware that information concerning your account is regularly reported to credit reporting agencies.” Threats should never be made, stated, or implied.

5.                                       Calls falsely saying that legal process is about to be served - Unless FIFS is ready, willing, and has the present intent to take legal action, this possibility should not be mentioned. Threats should never be made, stated, or implied.

6.                                       Calls to places of employment - When calling the customer’s employment care must be taken to ensure that the customer is able and willing to discuss the account freely, so as to avoid possible embarrassment with his fellow workers. Do not contact the customer at place of employment if it actually known, or if there is any such reason to know that the customer’s employer prohibits such calls or if restricted by state law.

7.                                       Phone messages should include collector name, company phone number and extension ONLY.

•                                          Calls after office receives written request to cease communication- If the customer notifies the office in writing to cease communication, or that they refuse to pay the debt, the office will not communicate further, except to:

•                                Advise the customer that the office collection efforts are being terminated;

•                                Notify the customer that the office will invoke specific remedies which are ordinarly invoked.

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•                                Where applicable, notify the customer that the office intends to invoke a specific remedy.

•                                          Representative by an attorney- If it is known that the customer is represented by an attorney with regard to the debt, communication should be made only with the attorney. The customer may be contacted if the attorney so agrees, or the attorney does not respond within a reasonable time. In general, five business days are the maximum amount of time necessary to make the determination unless legal counsel has advised otherwise.

Misrepresentation, Harassment, Abuse

In addition to the above-prohibited activities, listed below are the other collection approaches that must not be used.

•                                          The use of threat of violence, to harm the person, the person’s family, the person’s reputation, or the person’s property.

•                                          The use of obscene or profane language, or language which the receiving party could consider abusive.

•                                          Causing a telephone to ring continuously or telephoning a person repeatedly.

•                                          The placement of telephone calls without disclosing your identity except as provided in Procedure 419, Skip Tracing.

•                                          Continuous attempts to contact a customer through his employer thereby jeopardizing his continued employment.

•                                          Failure to reveal to the customer that the purpose of the communication is to collect a debt.

•                                          The circulation of a list of customers who refuse to pay their debts (a “dead-beat” list). Valid account information provided on specific accounts to a credit bureau or to the selling dealer is not prohibited.

•                                          Threats to take action (s) that cannot legally be taken, or that are not actually intended to be taken.

•                                          Implying that non-payment will result in arrest, imprisonment, or garnishment of wages.

•                                          The false representation of the amount or status of an account, or the penalties or service charges which may be assessed because of non-payment.

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•                                          Communicating, or threatening to communicate to any person, false credit information about the customer or the account. This includes the failure to communicate that an account is disputed.

•                                          The use of any deceptive means, or false representations to attempt to collect an account or to obtain information concerning the customer.

•                                          Placing collect telephone calls to the customer.

•                                          Bringing legal action against the customer in court purposely chosen to inconvenience or disadvantage the customer. Assure that local counsel initiates legal action only in the judicial district in which:

•                                          The customer signed the contract, or

•                                The customer resides at the time the action is commenced.

•                                          Representing that you are affiliated with any federal, state, or local government.

•                                          Attempting to shame a customer by falsely implying he has committed a crime or acted disgracefully.

•                                          Using documents purported to be issued or authorizes by a court, governmental agency, or official.

*In some states, representation that a phone call is of an “urgent” nature is prohibited. (Refer to the applicable state(s) in Legal Procedure).

*We should not use phrases such as:  “urgent”, “very important”, “We have good news, it   is imperative that you call us back…”  A phone message should include the collector’s name, company name, phone number and extension only.

•                                          The use of any business, company, or organization names other than that of FIFS.

•                                          Discussing the delinquency status of an account with any party other than the buyer or co-buyer unless written authorization to communicate with a third party is provided by the buyer or co-buyer.

•                                          Taking, or threatening to take, repossession action if:

•                                FIFS has no present right to take possession of the property,

•                                You do not actually intend to repossess the property, or

•                                The property is exempt by law from repossession.

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Attitude Towards Customers

Treat all customers in a fair and equitable manner. Delinquent customers need, and are entitled to receive, helpful assistance in a courteous manner. This is not only the best way to conduct business, but also the most effective way to collect delinquent accounts. A customer may overreact to even the most businesslike collection contact by raising their voice or using profane language. Never reply in kind.

An invitation to discuss the delinquency problem with a supervisory associate may prompt a response that leads to continued payment on the account thereby avoiding further collection activity.

If the ASR has a negative attitude, the images are negative and the results tend to be negative.

If the ASR has a positive attitude, the reverse tends to be true. Their attitude determines their images, their images (mental practice) determines their actions and their actions determine reality.

The ASR spends a big part of their day talking about money with people that they have never seen or spoken to before. Contact with them is brief, and yet they need something important from them – money. In this kind of delicate situation, the wrong assumptions can cause problems.

The thing to do after a difficult conversation with a customer is wall off that call. In other words, do what needs to do to done to let go of the stress and strain. Do not let if spill over into the next call, assuming unconsciously that the next customer is going to be just as uncooperative as the last one.

Past Due Notices

In addition to telephone activity, a well-timed collection letter can either reinforce previous conversation or begin the process if there has been no previous contact.

•                                          System Generated Letters

There are a number of collection letters that are available for the colector to send out on past due accounts. These letters have a range of urgency to them, and are generated through our computer system.

•                                          Form Notices and Form Letters

Several series of printed form letters designed to fit various types of collection situations are available for use to reinforce other collection activity and not as a substitute.

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Individually Written Letters

We should only use pre-approved letters on company letterhead. Any individually composed letter must be signed by a department Manager before forwarding to customer.

•                                          Notifying Guarantors, Additional Endorsers, or Co-Buyers

Notifying the co-buyer or guarantor of the default is necessary and should result in strengthening follow-up as the co-buyer or guarantor would be interested in protecting his/her interest. Every possible consideration should be extended to the second party. Some states require written notice to co-buyers and guarantors in order to hold them liable for the account. See Legal Procedures.

Pre-Repossession Notice/Cure Letter

Depending on individual state regulations (Legal Procedure), the buyer, as well as the co-buyer/guarantors, if applicable, will be notified of the right to cure a default by a pre-repossession notice/cure letter. This will be sent by regular mail unless otherwise specified by state regulation.

A Right to Cure letter should be sent immediately once the account becomes 30 days past due (in all applicable states).

The customer must be given a period of time (depending on state regulations) from the date the notice is mailed to cure the default. During this period, the branch will not:

•                                          Attempt repossession;

•                                          Take court action against the customer;

•                                          Accelerate the balance

Accounts, which do not respond satisfactorily to the pre-repossession notice/cure letter, revert to normal handling following expiration of the specified period.

Selecting Accounts for Cure Notice Issuance

The buyer and co-signer/guarantor should be selected for pre-repossession notice/cure letter issuance when such notice is required by state law or when the office believes that the account falls into one of the following categories:

•                                          FIFS is aware that the customer is withholding payment because of a product complaint against the dealer or the manufacturer.

•                                          An impasse situation is encountered due to the customer’s inability to pay and unwillingness to admit it.

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•                                          The office is unable to contact a customer with previous satisfactory paying experience.

•                                          The customer is not a skip hazard, but all previous collection effort has failed to produce customer payment. The cure notice may cause payment or result in voluntary surrender of the collateral.

•                                          The account is chronically delinquent and repossession is considered necessary to resolve the problem.

•                                When the office can no longer tolerate a chronic collection account, a pre-repossession notice/cure letter warns the customer that FIFS will no longer accept habitual late payment. The use of the notice will preclude a claim by the customer that, by accepting previous payments on a late basis, FIFS had established a pattern of conduct leading the customer to believe that FIFS should continue to accept late payments without exercising its contractual remedies.

•                                To minimize unnecessary delays, the office should select most accounts for pre-repossession notice/cure letter issuance during the office phase of collection activity. (Normally no later than 45 days past due).

Note:   The office should avoid the indiscriminate use of cure letters as a collection tool.

Customer Contact

The automated collection system has many features, which enhance the daily procedure and routines in retail collections.

This section will highlight some of these features and explain how they facilitate customer contact. For further detail or additional explanation refer to the Collection System Reference Guide.

It is important to set the tone and gain control of the collection call by using an opening line that is clear and direct. Your opening statement sets the tone for the entire call. The ASR should sound professional, serious and non-threatening.

The standard greeting on initial contacts is: (after we have determined that we have a right party contact)

“Mr. Rodgers, this is Bob Wade with First Investors Financial Services. According to my records you are past due on your account with us and now due for $500. What time today can I expect you to send your payment?”       ** Pause ***

When an opening statement is brief, clear and to the point, your professionalism and the seriousness of the call will be evident.

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Account Review

The ASR will review their queue on a daily basis and attempt to work all accounts. If an account cannot or should not be called by that ASR, it should be assigned to the individual or party who can contact the customer.

Manager and Supervisor reviews – Accounts worked by an ASR will be randomly selected and reviewed by management staff. These account reviews will ensure that accounts are being handled by the guidelines set by this policy manual and departmental standards. These reviews will be completed on a weekly basis.

Telephone Communication Principles

When the ASR is talking on the telephone, the customer is forming a mental picture of them. Therefore, it is important that the ASR get a “smile” into their voice. Remember that the customer is the reason that we are in business. So, maintain enthusiasm, a positive attitude, and open mind.

Pitch	Speech experts recommend a low pitch because it projects & carries better, and is more pleasant.

Inflection	Don’t talk in monotone - Use feeling to express attitude.

Courtesy	Common courtesy applies the same as face to face - Even more important when on the telephone.

Tone	Often it isn’t what you say, but how you say it. Your voice should reflect sincerity, pleasantness, confidence & interest.

Understandability	Avoid talking with anything in your mouth.

Rate	The rate of speech should be matched to that of your audience. Avoid extremes, either way.

The telephone is a two-way communication tool, which has the capacity to provide instant understanding. Listening properly will help  to fully comprehend our customer’s needs. Do not assume or guess.

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Making Silence Work to Your Advantage

The ASR needs to use a pause in their opening statement in the conversations. They can express this opening statement in many different ways, but all of them need to be followed by a pause, silence. What can a collector accomplish through the first pause in the conversation?  First, he communicates through the silence that the customer is supposed to say something. At this point, the ball is in the customer’s court.

Second, he gives the customer an opportunity to think about what the collector has said. Few people can listen and think at the same time. The silence gives the customer an opportunity to digest what was said and think of a response.

Third, the silence enables the collector to avoid making additional assumptions about the customer.

Fourth, the ASR silence communicates that he is willing to listen.

Finally, the silence tells the customer that the ASR is comfortable with silence, and that he is in control of the conversation. The ASR will have greater power over the call if the customer know this from the start.

Fact Finding Questions

Often in the course of our conversation with the customer we hear objections to paying or “hard luck stories” on why a customer cannot pay. The following are some questions to ask the customer to help find a way to bring the account current.

Unemployed or Lay-Off

How long have you been unemployed?

If recently unemployed – Have you received your last paycheck?

Are you receiving unemployment?

If yes, how often are you receiving the unemployment checks?

Do you have other sources of income? (Spouse, P/T Job, etc.)

Do you have any job prospects?

Who can you borrow from? (Family or friends)

How are you paying your bills? (Rent, utilities, car loans, etc.)

What are you monthly expenses?

Overobligated / Medical Bills / IRS

What has caused the over extension?

Is this short term or long term? (Recent repairs short term, heavy credit card spending long term)

Who can you borrow from?

Do you have any other sources of income?

Are you able to get a P/T job?  Have you applied anywhere?

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Are you past due with other creditors?

Have you considered applying for a consolidation loan for you other bills?

If Medical – Is this causing you to miss work?

If yes – Are you eligible for government assistance?  Are you eligible for disability?

IRS – are you set up to pay them monthly?  When will the IRS be paid off?

What are your monthly expenses?

Reduction in income – Long term / Short term

When do you expect to return to full hours?

Do you have any other sources of income?

Are you behind with all creditors?

Have you looked into CCCS for your other bills?

Who can you borrow from?

What are your monthly expenses?

The above fact finding questions are just a few of the many that can be asked to customers when they are stating they cannot pay on their bill. Utilizing these questions will help the ASR work with the customer on arrangements and also to let them know that we want to help them with their situation. The more information we obtain the better chance we have in collecting the account.

Discuss Budget and Negotiate

Telephone collecting is sales. The ASR must be creative and convince the customer why he should pay you and not someone else. The more imaginative creditor will get the money. The customer must be convinced that his account is the most important thing right now. If he thinks that he is just another number to FIFS, he is more likely not to pay. In addition, as in any other sales interaction, the ASR should never allow his words or your manner to reflect that slightest uncertainty about the eventual outcome.

During any of the stages of collecting, an ASR should be aware of the options other than just getting a payment. Almost any collector can get one payment out of a customer, but only the truly skillful collector can help the problem customer back on the road to recovery. Some customers can be rehabilitated if they are handled with patience and persistence. Others may never be rehabilitated and must be handled firmly, but persuasively.

If the ASR is convinced that the customer can not pay you in full, they should work out the best possible budget with the customer – one that enables the customer to pay you as quickly as possible.

The ASR must be specific in making the arrangement. Most important is the amount the customer can pay. The ASR must have a firm schedule of payments with definite deadlines. Vague promises will only result in more follow-up calls. Our goal, of course, is to make the best arrangements possible. As we work out your agreements or new payment terms, make notes. By doing this, we will make sure that we have thought of all the important details.

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It is seldom that the ASR gets more than what they ask for, so they should never start off by asking for a partial payment. Only consider a partial payment when the customer is having problems. Encourage partial payments only to prevent the customer from missing a payment entirely. We want the customer to develop the habit of paying FIFS. Regulation of payments helps ensure continuation. We do not want the customer to feel the relief, or benefit, of not paying us anything.

Definition of a Promise to Pay:

An account should be labeled as a Promise to Pay when the customer makes solid and clear arrangements to pay on their account. The promise should be the best possible arrangement to assure that the promise is kept. When setting up arrangements to pay with the customer the ASR should strive for affordable and reasonable payment arrangements. A reasonable arrangement would be the best possible payment to work towards paying the debt off. An affordable arrangement would be a payment that meets our customers current income needs and would insure that the customer would be able to keep the promise to pay. Keep in mind that our goal in every conversation is to get the customer to pay off their account.

When we talk to the customer and they state that they will try or might keep the arrangements agreed upon, this would NOT be considered a promise to pay. When talking to a customer the ASR needs to make sure that they have firm and solid payment arrangements. The customer should give the ASR information on the exact date of payment, the method of payment, and where the funds are coming from. The customer should sound confident when they agree to a promise amount.

Account Update

Good collection records must be kept for each account. Even if the ASR has a small volume of accounts, information should be recorded each and every time a contact, oral or written, is made with the customer.

People who owe money have a tendency to keep poor records. Our good collection records indicate to the customer that the ASR is a professional and intends to be paid. Records give us credibility. The customer must believe that this debt is the most important matter to FIFS or he will not take the matter seriously himself.

When noting an account it is imperative that the ASR has documented all the information. The following information should be in the ASRs notes.

Who – Name of the person you spoke to.

What – What are the arrangements?

Where – Where will payment be sent?

When – When will the payment be made (source of payment, check, quick collect, etc…)?

Why – Why is the customer past due?  REASON FOR DELINQUENCY!

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Don’ts

•           Do not document personal feelings or opinions in notes.

•           Do not note any foul language, put the customer was rude and used foul language.

•           Do not put verified information if you in fact did not do so.

•           Never falsify any information.

When contacting a customer; the personal information should be updated to facilitate future contact. This is to include (as appropriate) address, phone number, employer name, employee phone number, etc. All changes must be updated into the retail note system.

Once contact is made, the ASR should take every measure to make the current collection call the last collection contact necessary. To accomplish this, the collector must not only talk about the delinquent payments plus accumulated late charges, but make it clear to the borrower that there is no grace period, that the payments are due on the due date and secure a commitment that future payments will be paid as they mature.

When collecting the delinquent payment (s), the first thing the ASR must determine is why the payment(s) have not been made. Once this reason is determined, the collector will know how to overcome the objection to payment.

Set a reasonable period of time when the payment(s) will be paid and validate the source of funds. It is important when the call is “closed” that the collector reminds the customer of their commitment. In fact, the best “close” is to have the customer repeat (in his/her own words) the promise.

The customer may refuse to make a payment or suitable arrangements. When this happens, the customer must be reminded that he/she is forcing FIFS to “take further collection action” and that until paid, the delinquency will be reported to the credit bureau. Do not say we will “repossess” or that we will “ruin the customer’s credit”.

When a customer states they are unable to bring the account completely current or they are candidates for an extension a financial update should be completed and noted on the system.

1.                                       Anytime customer requests an extension you must provide in the notes a complete financial update for approval.

2.                                       Anytime customer states they cannot make their monthly payment and/or bring the account current, you must complete a financial update in the notes to determine the recourse for the account.

Required Items for a Financial Update:

•                                          Income

Borrower’s Income and Spouses Income

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(Should be their Monthly Net pay)

Any other source of Income, child support, alimony, side work, SSI, etc.

•                                          Mortgage or Monthly Rent

•                                          Utilities

Gas, Electric, Water, Garbage, Phone, Cable

•                                          Number of Dependants ( children they are supporting)

•                                          Food

•                                          Car Payments (including ours)

•                                          Car Insurance (listed monthly)

•                                          Medical Bills

•                                          Installment Loans / Bank Loans

•                                          Visa, MasterCard, Discover Credit Card Payments

•                                          Department Store Credit Card Payments

•                                          Student Loans

•                                          Miscellaneous monthly payments

•                                          Cell phones, pager bills, Internet, etc.

The collection notes should list the category the customer is paying and the monthly amount. At the end of notes provide the following:

Total Income subtracted by total monthly expenses, which will equal any extra money the customer may have for day to day living and savings.

Special Conditions

In most cases, collection follow-up results in payment and resolution of the customer’s delinquency problem. On occasion, however, a situation may occur when the customer cannot or will not pay. In this case, it is the responsibility of FIFS collection personnel to initiate any and all possible corrective actions in a manner acceptable to FIFS according to policy. Final action, such as repossession, is not to be taken until all other means to resole have been exhausted. Problems/situations, which are most often the reason the customer will not or cannot pay, are:

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Disputed Accounts

Occasionally, a customer may believe that they no longer must make payments on their account because of a dispute over the balance owing, the performance of the collateral, the service of the dealer, or similar situation. It is FIFS’s responsibility to record the Customer Complaint Report, the details of the dispute and to assist the customer in resolving the problem promptly. The office must avoid taking severe collection actions, such as repossession, until the legitimacy of the dispute is determined and all possible corrective actions have been attempted. As these accounts have high possibility of legal action in the event we repossess prematurely, approval must be obtained prior to repossession.

Customer Disability or Illness

If it is determined during the course of collection follow-up that the customer’s delinquency is the result of illness or disability, ensure that contacts with the customer are in a sensitive and helpful manner. Do not make commitments regarding a possible insurance claim. Refer to Procedure 12 for specific instructions.

Customer Death

Whenever it is determined that the customer is deceased, contact with the representative of the Estate is done in a helpful and tactful manner. If applicable, let the insurance company involved resolve any matters regarding a credit life insurance claim. Refer to Procedure 413 for specific instructions.

Bankruptcy

All types of bankruptcies are considered special situations. See Bankruptcy Administration in Procedure 417 for specific instructions.

Litigation

Litigation is considered to be a special situation when a suit is actually filed by the customer against FIFS. Refer such cases to the Legal Department – and take action only a directed by legal counsel.

Damaged Collateral

A customer who becomes delinquent because the vehicle has been damaged should be advised of their responsibility to continue making payments. Assist the customer in expediting the insurance claim. If the collateral is damaged in an accident involving another party, attempt to learn the identity of the other party and the details of the accident. If the vehicle is a total loss see Procedure 426, Insurance Total Loss, for proper handling.

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Military

Customers who enter the armed forces after entering into a contract with FIFS are entitled to certain rights according to the “Soldiers’ and Sailors’ Civic Relief Act”. Refer to Procedure 418, Military Personnel, and Procedure 409, Soldiers’ and Sailors’ Relief Act, for specific instructions.

Devastated Areas

Occasionally, a specific section of the country will experience a natural disaster (hurricane, flood, earthquake, etc.) that hinders customers’ ability to pay. First Investors Financial Services policy with respect to collection from customer resolves itself into observance of humanitarian principles, and furtherance of customer, dealer and public good will.

The office should exercise sound judgment in the application of this policy and be aware of the opportunity to demonstrate a desire to be of genuine help for customers at a time when they are in need of assistance. Personal communication should be established as promptly as circumstances permit, either by representative or mail, preferably the former. Should the situation arise, specific instructions for the handling of these accounts will be issued.

Product and Service Compliant

Occasionally, a customer will claim dissatisfaction with the product or dealer as a reason to withhold payment from FIFS. In these instances the associate should:

•                                          Explain to the customer that FIFS is separate from the manufacturer, and is comparable to any financial source, which would finance the customer’s purchase of the vehicle. The customer’s contractual obligations to FIFS are enforceable, despite the type of compliant or dispute the customer may have with a manufacturer or with a dealer.

Note:

Before assigning the account out for repossession, the office should refer to the procedures concerning specific state laws.

•                                          If the customer claims that payments will not be made or insurance will not be maintained for the period of time the customer is without the use of the vehicle, emphasize to the customer that the responsibility to fulfill all contractual obligations, including monthly payments and insurance requirements, remain the customer’s responsibility, whether or not the customer has had the use of the vehicle.

Indian Reservation Collection

When FIFS’s collateral is located on an Indian Reservation and the customer refuses to make payment, determine if the value of the vehicle warrants repossession. If so, contact our Legal

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department. If not, refer to Procedure 427, Retail Repossession, for information relating to Abandonment (page 2).

Collection Remedies

Delinquency that cannot be resolved by payment may be resolved in a number of ways, such as:

•                                          Extension and Due Date Changes

•                                          Rewrites

•                                          Transfer of Equity

All remedies offered should hold a promise for a permanent solution to the delinquency and should not be offered solely to improve office collection performance. Repossession is considered only when no other solution is possible.

Reporting

There are numerous reports available daily to management and supervisors via FIFSNET. These reports include, current delinquency by portfolio, current delinquency by tier, daily delinquency by portfolio, summary of days activity, month-over-month comparison of actual delinquency, month-over-month comparison of potential delinquency, month-over-month comparison of net potential delinquency, under 30 days past due delinquency report, delinquency trigger performance, month to date repossessions, phonepays by pool, phonepays by portfolio, phonepays by date, extension report, net potential and net roll 30 plus days past due, list of potential 30 plus days past due accounts, list of month-to-date repossessions, list of out for repossession accounts, roll to 30 days past due, and phonepays on the roll.

Preface

A customer may occasionally find it difficult to pay an installment as originally scheduled on the precomputed retail installment contract. In deserving cases, one or more of the remaining installments may by extended until the end of the contract (an “Extension”), or the day of each month on which payments are due may be changed (a “Due Date Change”). The customer will be required to pay an extension fee (were permitted by law), prior to the extension being processed. No extensions should be granted that does not solve the current or future inability of the customer to make payments and only puts off repossession.

Simple Interest Contracts

Finance charges on a simple interest contact accrue on the outstanding principal balance to the date of payment; therefore, the amount of the final payment may vary.

Extensions

An extension of a contract defers one or more installments without affecting the due dates on the remaining installments. The deferred installment (s) are extended to the next due date 30 days

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after the originally scheduled final maturity date. The due date is automatically extended when an extension is processed.

•                                          A collector must establish verbal or written contact with the customer.

•                                          The customer must return to the office a signed Extension Agreement before the loan can be presented for the extension.

•                                          All extensions are to be documented by completing an Extension Agreement.

•                                          All extensions must have a complete financial update for approval noted on the system.

•                                          The account must have at least one viable telephone contact number.

•                                          The customer must have a positive cash balance on the financial update (greater than zero)

•                                          The account must be completely updated for all parties listed on loan. Place of employment must include Company name, address where customer works and telephone number.

•                                          References and financial update must redone if 90 days has past since last update.

•                                          An Extension Packet must be competed.

•                                          The Extension Packet will include the following; Signed Extension Form by the customer, Signed Extension checklist by the Collector and Supervisor, Proof of Insurance (if necessary), any other supporting documentation.

•                                          Customer must have full coverage auto insurance verified.

•                                          Only one extension is allowed  for every 12 months of a loans terms.
                                                60 months = 5 months extend.

•                                          No extension can be granted until the first 6 monthly installments are paid

•                                          All extensions must be approved by a department manager or a high level.

After the collector offers and completes the necessary paper work for an extension, they must forward all information to the Supervisor (signed extension form, signed check sheet, proof of Insurance, any other supporting documentation). It is the responsibility of the Supervisor to verify that all the information is competed correctly and accurately. The Supervisor must verify that the customer is fully aware of the terms of the extension, the months being extended, and any fees associated with the extension.

The Collection Manager must receive the extension packet that has been signed and approved by the Supervisor before approving any extension. Once the paper work is received and reviewed by the Collection Manager he/she will approve or decline the extension. Unless otherwise approved by the Collections Manager, the account must be brought current (no payment due) at the time of the extension is granted. If the extension itself does not bring the account current, a payment and any accumulated late charges must be collected at the time of the extension. No late charges may be assessed on any payment amount being deferred.

Due Date Changes

The cumulative total of days deferred by all due date changes processed must not exceed 15 days without Collection Managers approval.

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•                                          Only one due date changes are allowed within the life of the loan.

•                                          The reason for due date change must be clearly noted on the account.

•                                          A written request from the customer must be received and place in the customers permanent file.

Guidelines for Extensions and Due Dates Changes

Reasons for Granting

Remedies offered should fit customer and contracts circumstances and hold a promise for a permanent solution in each case. Do not adjust payment terms for reasons such as adjusting delinquency ratios or simple customer preference. If a customer has a legitimate reason for needing a change in payment terms, consider the following factors before granting the request:

•                                          Customer’s desire and ability to pay

•                                          Past payment experience

•                                          Condition of the vehicle

•                                          Customer equity in the vehicle

•                                          Actual value of the vehicle

•                                          Date the next payment will be made.

•                                          Income source for making the next payment.

•                                          Validity of reason for request

Note:

The denial of an extension or due date change can under no circumstances be based upon the race, color, religion, national origin, sex, marital status or age of the customer, or on the fact that the customer receives any form of public assistance income.

Extension Authority

Extensions and Due Date Changes may be granted within certain limits as prescribed in the “Approval Authority Procedure”.

A Sr. Manager must approve all exceptions to this policy.

General Guidelines

The following general rules apply to all extensions and due date changes:

•                                          Customer must have completed extension agreement

•                                          A extension can be granted after the first six installments

•                                          An extension should not be granted if it does not bring the account current.

•                                          The original maturity of a monthly payment contract cannot be advanced by means of extensions or due date changes more than 12 months total.

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•                                          The collector must obtain current information for the customer such as place of employment and telephone number, residence address and telephone number, and a new customer financial update. The account must have at least one viable telephone contact number

•                                          Consistent pay history must be observed after loan is extended.

•                                          Customer can afford unit; and extension will correct the delinquency, not prolong it.

•                                          An extension should not be granted if it does not bring the account current.

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EXHIBIT A-1

Monthly Servicer Report

First Investors Auto Owner Trust 2006-A

A-1

EXHIBIT A-2

Certificate of Officer

First Investors Servicing Corporation

The undersigned, a duly elected and qualified Officer of First Investors Servicing Corporation, makes this certification pursuant to Section 2.02(c) of the Servicing Agreement dated as of January 26, 2006 by and among First Investors Auto Owner Trust 2006-A, as Issuer, Wells Fargo Bank, National Association, as Back-up Servicer and Indenture Trustee, and First Investors Servicing Corporation, as Servicer, and does hereby certify to the best of his knowledge that the attached Monthly Servicer Report hereby being furnished to the Indenture Trustee pursuant to Section 2.02(c) has been prepared in accordance with the terms and conditions of the Transaction Documents, is true and correct in all material respects and presents fairly the results covered thereby for the Collection Period ended                                . This certification is being provided as of the Determination Date of                                               .

By:
Authorized Officer

A-2

EXHIBIT B

MONTHLY VERIFICATION CERTIFICATE

FIRST INVESTORS AUTO OWNER TRUST 2006-A

Date:

TO:         DISTRIBUTION LIST ATTACHED

RE:

This certificate is furnished pursuant to Section 2.02(d) of the Servicing Agreement (the “Agreement”), dated January 26, 2006, by Wells Fargo Bank, National Association (the Back-up Servicer) as the Back-up Servicer for the above-entitled issue. Terms used but not defined herein shall have the meanings provided in the Agreement. The Back-up Servicer has made no independent examination of the Monthly Servicer Report beyond the review specifically required in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.             I am a duly elected Corporate Trust Officer of Wells Fargo Bank, National Association. (Back-up Servicer).

2.             The file received by the Back-up Servicer on [insert date], is in readable and usable form.

3.             The Back-up Servicer has verified that the following obtained from the file is in agreement with amount for such items reported in the Monthly Statement with respect to the month ending [insert date], except as noted on the attached report:

(i)            Aggregate Principal Balance of Contracts

(ii)           Delinquency Ratio

(iii)          Average Delinquency Ratio

(iv)          Cumulative Net Loss Rate

The foregoing certifications are delivered this [insert date].

Name:
Title:

B-1